UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AKARI THERAPEUTICS, PLC

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AKARI THERAPEUTICS, PLC

22 Boston Wharf Road, FL 7

Boston, Massachusetts 02210

June 3, 2024

2024 Annual General Meeting of Akari Therapeutics, Plc (the “Meeting” or “AGM”)

This letter, the notice of the Meeting set out in this document (the “Notice”) and associated materials for the Meeting are being sent to you because, as of May 31, 2024 (being the latest practicable date before the circulation of this document), you are registered as a holder of ordinary shares in the register of members of Akari Therapeutics, Plc (the “Company”). However, this letter, the Notice and associated materials will also be available to holders of our American Depositary Shares (“ADS”) and contain information relevant to holders of ADSs.

Our Meeting will take place at 2:00 p.m., London time, on June 27, 2024, at 75/76 Wimpole Street, London, W1G 9RT. The Notice is set out in this document, and it contains the resolutions to be proposed at the Meeting (the “Resolutions”).

For the purposes of the Meeting, a quorum will be obtained by two or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 33 1⁄3% of the Company’s share capital (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted at the Meeting. A “qualifying person” is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the Meeting, or a person appointed as proxy of a member in relation to the Meeting.

Action to be taken by holders of ordinary shares in the Company

If you are a holder of ADSs, please ignore this section and refer instead to the section below - “Holders of American Depositary Shares”. If you are a holder of ordinary shares in the register of members of the Company, please vote on the Resolutions by appointing a proxy. A form of proxy for use at the Meeting is enclosed. You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be allowed to attend the Meeting.

You are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at the Company’s registrar, Equiniti Limited, at Aspect House, Spencer Road, Lancing, BN99 6DA (“Equiniti Group”), England as soon as possible but in any event by no later than 2:00 pm London time (9:00 am Eastern time) on June 25, 2024.

In order to attend and vote at the Meeting as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 6:30 pm London time (1:30 pm Eastern time) on June 25, 2024.

Therefore, if you sell or transfer your ordinary shares in the Company on or prior to June 25, 2024, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Joe Carroll, Company Secretary, by telephone at +1 (929) 274-7511, to request a new form of proxy for its use.

Should you elect to convert your holding of ordinary shares in the capital stock of the Company into an interest in the capital of the Company represented by ADSs before the Meeting, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the Meeting as an ordinary shareholder. You will also not be able to use the enclosed form of proxy. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by American Depositary Shares. Please refer to the next section - “Holders of American Depositary Shares”.

Holders of American Depositary Shares

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register maintained by our depositary, Deutsche Bank Trust Company Americas (“Deutsche Bank”) as of 5:00 p.m. Eastern Time on Friday, May 24, 2024 (the record date for ADS holders). If you hold ADSs through a bank, broker or nominee on May 24, 2024, the Meeting documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Deutsche Bank no later than 1:00 p.m. Eastern Time on June 17, 2024.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Deutsche Bank c/o Equiniti Trust Company by telephone: +1 (800) 937-5449 (toll free within the United States) or +1 (718) 921-8137 (for international callers) or by email at adr@equiniti.com or by mail at Deutsche Bank Trust Company Americas, c/o Equiniti Trust Company, Peck Slip Station PO Box 2050 New York, NY 10272-2050.

If at any point you require guidance, please contact Joe Carroll, Company Secretary, by telephone at +1 (929) 274-7511.

Recommendation

You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement (the “Proxy Statement”). Your directors consider that each Resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, your directors unanimously recommend that you vote in favor of the Resolutions as each of the directors with personal holdings of equity interests in the Company intends to do in respect of their own beneficial holdings.

Thank you for your ongoing support of Akari Therapeutics, Plc.

Yours sincerely,

/s/ Samir R. Patel
Samir R. Patel, M.D.
Interim President and Chief Executive Officer

AKARI THERAPEUTICS, PLC

22 Boston Wharf Road, FL 7

Boston, Massachusetts 02210

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 27, 2024

NOTICE is hereby given that the 2024 Annual General Meeting of Shareholders (referred to herein as the “Meeting” or “AGM”) of Akari Therapeutics, Plc, a public limited company registered in England & Wales (referred to herein as “Akari”, the “Company,” “our” or “we”), will be held on Thursday, June 27, 2024, at 2:00 p.m. London time (9:00 a.m. Eastern Time), at 75/76 Wimpole Street, London, W1G 9RT for transaction of the following business:

Ordinary resolutions

1. To receive the report of the Board of Directors and the accounts for the year ended December 31, 2023, together with the report of the statutory auditor and the strategic report.

2. To approve the Board of Directors’ Remuneration Report (excluding the Board of Directors’ Remuneration Policy), as set out in the Company’s annual report and accounts for the financial year ended December 31, 2023.

3. To re-elect Donald Williams as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Company’s articles of association (the “Articles”).

4. To re-elect Michael Grissinger as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.

5. To re-elect Mohamed Wa’El Ahmed Hashad as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.

6. To re-elect Samir Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.

7. To re-elect Raymond Prudo-Chlebosz, M.D. as a director of Akari, as a Class C Director as stated in Article 18.2.3 of the Articles.

8. To ratify the appointment of BDO USA, P.C. as independent registered public accounting firm of Akari for the year ending December 31, 2024.

9. To ratify the appointment of Haysmacintyre LLP as statutory auditors of Akari to hold office until the conclusion of the next annual general meeting at which accounts are laid before Akari shareholders.

10. To authorize the audit committee of the Board of Directors of Akari to fix the statutory auditors’ remuneration.

11. To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement.

12. To indicate, on a non-binding, advisory basis, the preferred frequency of future shareholder advisory votes on the compensation of Akari’s NEOs.

Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, as amended, the Company specifies that entitlement to attend and vote at the Meeting, and the number of votes which may be cast at the Meeting, will be determined by reference to the Company’s register of members at 6:30 p.m. (London time) on June 25, 2024 or, if the Meeting is adjourned, at 6:30 p.m. (London time) two working days before the time of the adjourned Meeting. In each case, changes to the register of members after such time will be disregarded.

Any member may appoint a proxy to attend, speak and vote on his/her behalf. A member may appoint more than one proxy in relation to the Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member, but must attend the Meeting in person. If a member wishes his or her proxy to speak on his or her behalf at the AGM, he or she will need to appoint his or her own choice of proxy and give his or her instructions directly to them. Completion and return of a proxy form will not preclude a member from attending, speaking and voting at the AGM or any adjournment or postponement thereof in person. If a proxy is appointed and the member attends the AGM in person, the proxy appointment will automatically be terminated. A validly appointed proxy shall be authorized (at his or her discretion) to consent to any adjournment or postponement of the AGM and, unless otherwise terminated or amended in accordance with these notes or the notes to the proxy form, the submitted proxy form shall remain effective at any such adjourned or postponed AGM. The proxy form, used by the holders of ordinary shares to vote, should be lodged with the Company’s registrar, Equiniti Group, not later than 2:00 p.m. (London time) on June 25, 2024. Completion and return of the appropriate proxy form does not prevent a member from attending and voting in person if he/she is entitled to do so and so wishes. The accompanying Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read the Proxy Statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the Proxy Statement under the section entitled “Questions and Answers About Voting.”

Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that if it is appointing more than one corporate representative, it does not do so in relation to the same shares. In the case of joint holders, the vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register or members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

Under section 527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with section 437 of the U.K. Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the U.K. Companies Act 2006. Where the Company is required to place a statement on a website under section 527 of the U.K. Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the Meeting includes any statement that the Company has been required, under section 527 of the U.K. Companies Act 2006, to publish on a website.

The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Meeting. After careful consideration, our Board of Directors has unanimously approved the Resolutions and recommends that you vote FOR each resolution described in the accompanying Proxy Statement.

Resolutions 1 through 12 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The Company’s principal executive offices are located at 22 Boston Wharf Road, FL 7, Boston, Massachusetts 02210. The registered office of Akari Therapeutics, Plc is Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH. Except as set out in this Notice, any communication with the Company in relation to the Meeting, should be sent to the Company’s registrar, Equiniti Group. No other means of communication will be accepted. In particular, you may not use any electronic address provided within this notice or in any related documents (including the Annual Report on Form 10-K and statutory annual accounts and reports for the year ended December 31, 2023 and the proxy form) to communicate with the Company except as expressly permitted.

You are reminded that you can update your preferences for communications by Akari at any time through www.shareview.co.uk. You can contact Equiniti Group for assistance with the process on +44 (0)371 384 2030. There is no charge for this service. Akari encourages you to agree to the use of electronic communications as it will enable you to receive information quicker and reduce the Company’s costs and environmental impact.

A copy of the Statutory Accounts can be accessed by visiting the Akari website at http://investor.akaritx.com/.

Certificateless Registry for Electronic Share Transfer (“CREST”) members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments or postponements of it by using the procedures described in the CREST Manual (available via www.euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their sponsors or voting service providers, who will be able to take the appropriate action on their behalf. For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company’s agent (ID: RA19) by 9 am London time (4 am Eastern time) on June 25, 2024. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means. CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the Meeting, please vote as soon as possible. The affirmative vote (on a show of hands or a poll) of shareholders present in person or by proxy in accordance with the requisite majority set forth in the accompanying Proxy Statement is required for approval of the Resolutions. We encourage you to read the Proxy Statement carefully.

Any member attending the Meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the Meeting but no such answer need be given if: (i) to do so would interfere unduly with the preparation for the Meeting or involve the disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the Meeting that the question be answered.

The Notice of the Meeting, the Proxy Statement, the Annual Report on Form 10-K and the form of proxy are available in the Investors Relations section of our website at http://investor.akaritx.com/ and our U.K. statutory annual accounts and reports for the financial year ended December 31, 2023 shall be made available in the Investors Relations section of our website at http://investor.akaritx.com/ no later than 21 days prior to the Meeting (collectively, the “Proxy Materials”). Information included on our website, other than the Proxy Materials, is not part of our proxy soliciting materials.

Please complete, date, sign and return the enclosed proxy form as promptly as possible (and in any event by 2:00 pm London time (9:00 am Eastern time) on June 25, 2024) in order to ensure your representation at the Meeting. Please note, however, that if your shares are represented by American Depositary Shares and held on deposit by Deutsche Bank, or if your ordinary shares are held of record by a broker, bank or other nominee, and you wish to have your votes cast at the Meeting, you must obtain, complete and timely return a proxy form issued in your name from that intermediary in accordance with any instructions provided therewith.

By Order of the Board of Directors of Akari Therapeutics, Plc,

/s/ Raymond Prudo-Chlebosz
Dr. Raymond Prudo-Chlebosz
Chairman

June 3, 2024

TABLE OF CONTENTS

Page

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING	1

QUESTIONS AND ANSWERS ABOUT VOTING	2

RESOLUTION 1 – STATUTORY ACCOUNTS	8

RESOLUTION 2 - APPROVAL OF DIRECTORS’ REMUNERATION REPORT SET FORTH IN ANNEX A	9

RESOLUTIONS 3 TO 7 - RE-APPOINTMENT OF DIRECTORS	9

RESOLUTION 8 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11

RESOLUTION 9 - RATIFY THE APPOINTMENT OF STATUTORY AUDITOR	12

RESOLUTION 10 - AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE STATUTORY AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2024	12

RESOLUTION 11 – TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF AKARI’S NEOs AS DISCLOSED IN THIS PROXY STATEMENT.	12

RESOLUTION 12 - TO INDICATE, ON A NON-BINDING, ADVISORY BASIS, THE PREFERRED FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF AKARI’S NEOs.	13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	20

DIRECTOR COMPENSATION	21

EXECUTIVE OFFICERS OF THE COMPANY	23

NAMED EXECUTIVE OFFICER COMPENSATION	24

AUDIT COMMITTEE REPORT	35

DELIVERY OF PROXY MATERIALS	36

ADDITIONAL INFORMATION	37

ANNEX A	39

i

AKARI THERAPEUTICS, PLC

(Registered in England & Wales, No. 05252842)

Registered office:

Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH

PROXY STATEMENT FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 27, 2024

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board of Directors” or “Board”) of Akari Therapeutics, Plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held at 2:00 p.m. London time (9:00 a.m. Eastern Time), on June 27, 2024, at 75/76 Wimpole Street, London, W1G 9RT.

This Proxy Statement summarizes information about the resolutions to be considered at the Meeting and other information you may find useful in determining how to vote. The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the Notice of AGM, this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the financial year ended December 31, 2023 (the “Annual Report on Form 10-K”) to our ordinary shareholders of record as of May 31, 2024 (being the latest practicable date before the circulation of this document) for the first time on or about June 3, 2024 and to our ADS holders on or about June 5, 2024. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

Our U.K. statutory annual accounts and reports for the financial year ended December 31, 2023 (the “2023 U.K. Annual Report”) shall only be made available in the Investors Relations section of our website at http://investor.akaritx.com/ no later than 21 days prior to the AGM. We will not be mailing copies of the 2023 U.K. Annual Report or the Annual Report on Form 10-K to our ordinary shareholders.

While this document is being sent to our ordinary shareholders of record as of May 31, 2024 (being the latest practicable date before the circulation of this document), this document will also be sent to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 27, 2024

Our Notice of the AGM, this Proxy Statement, the Annual Report on Form 10-K and our proxy card are available in the Investors Relations section of our website at http://investor.akaritx.com/ and the 2023 U.K. Annual Report will be available in the Investors Relations section of our website at http://investor.akaritx.com/ no less than 21 days prior to the AGM.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you our Notice of AGM, this Proxy Statement and the enclosed proxy card because you are either (i) an ordinary shareholder of record or (ii) an ADS holder of record and our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You do not need to attend the Meeting to vote your shares but you may if you wish. You may vote by proxy and your vote will be cast on your behalf at the Meeting. To vote your shares whilst you are not in attendance, please simply complete, sign and return the enclosed form of proxy in accordance with the instructions set out in this Proxy Statement. All proxies, however submitted, must be lodged with our registrar, Equiniti Group, by no later than 2:00 pm London time (9:00 am Eastern time) on Tuesday, June 25, 2024. CREST members may appoint a proxy by using the CREST electronic proxy appointment service described above.

We intend to mail this Proxy Statement, the Annual Report on Form 10-K and the accompanying proxy card on or about June 3, 2024 to all ordinary shareholders of record as of May 31, 2024 (being the latest practicable date before the circulation of this document).

Materials for ADS holders of record, including this Proxy Statement, the Annual Report on Form 10-K and an ADS proxy card, will be mailed on or about June 5, 2024 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register as of 5:00 p.m. Eastern Time on May 24, 2024 (the record date for ADS holders).

The 2023 U.K. Annual Report will be available in the Investors Relations section of our website at http://investor.akaritx.com/ no less than 21 days prior to the AGM.

Who can vote at the Meeting?

Ordinary shareholders

Only ordinary shareholders of record registered in the register of members at 6:30 p.m. London time (1:30 p.m. Eastern time) on Tuesday, June 25, 2024 will be entitled to vote at the Meeting. As of May 24, 2024 (the record date for ADS holders) there were 15,847,391,523 ordinary shares, carrying one vote each, issued and outstanding and entitled to vote. Each ADS of the Company represents two thousand (2,000) ordinary shares. As an ordinary shareholder of record, you may vote at the AGM or by proxy. We encourage you to vote by proxy as instructed below to ensure your vote is counted.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on May 24, 2024, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register maintained by Deutsche Bank as of 5:00 p.m. Eastern Time on Friday, May 24, 2024 (the record date for ADS holders). If you hold ADSs through a brokerage firm, bank or nominee on May 24, 2024, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions. Please note that ADS proxy cards submitted by ADS holders must be received by Deutsche Bank no later than 1:00 p.m. Eastern Time on June 17, 2024.

Deutsche Bank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

What are the differences between ADS holders and ordinary shareholders?

Deutsche Bank, as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs.

Because we have asked the depositary to seek the instructions of ADS holders, the depositary will notify ADS holders of the upcoming vote and arrange to deliver the proxy materials to them. The depositary then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this Proxy Statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and our shareholder meetings are announced via press release and filed with the U.S. Securities and Exchange Commission (“SEC”), ADS holders may not know about the Meeting early enough to exchange their ADSs for ordinary shares.

ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Equiniti Group, our registrar, you are a shareholder of record and the proxy materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the proxy materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to elect the directors and approve each of the resolutions?

You may cast your vote for or against resolutions 1 through 12 or abstain from voting your shares on one or more of these resolutions.

Resolutions 1 through 12 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. It is intended that voting on all resolutions at the Meeting will be conducted by way of poll. Broker non-votes will have no effect on the election of the nominees.

The result of the shareholder votes on the ordinary resolutions in resolutions 1, 2, 8, 9, 11 and 12 regarding receipt of our U.K. statutory annual accounts and reports for the financial year ended December 31, 2023, approval of our U.K. statutory directors’ annual report on remuneration for the financial year ended December 31, 2023, ratification of the appointment of Haysmacintyre LLP, a United Kingdom entity, as our U.K. statutory auditors, ratification of the appointment of BDO USA, P.C., as our independent registered public accounting firm for the financial year ending December 31, 2024, approval of our NEOs’ compensation, and preferred frequency of future shareholder advisory votes on the compensation of our NEOs, will not require our Board of Directors or any committee thereof to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on resolutions 1, 2, 8, 9, 11 and 12.

What are the voting recommendations of our Board regarding the election of directors and other resolutions?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Resolution	Description of Resolution	Board’s Recommendation
1	To receive the report of the Board of Directors and the accounts for the year ended December 31, 2023, together with the report of the statutory auditor and the strategic report.	FOR
2	To approve the Board of Directors’ Remuneration Report (excluding the Board of Directors’ Remuneration Policy), as set out in the Company’s annual report and accounts for the financial year ended December 31, 2023.	FOR
3	Re-appointment of Donald Williams as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Company’s Articles.	FOR
4	Re-appointment of Michael Grissinger as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.	FOR
5	Re-appointment of Mohamed Wa’El Ahmed Hashad as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.	FOR
6	Re-appointment of Samir Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles.	FOR
7	Re-appointment of Raymond Prudo-Chlebosz, M.D. as a director of Akari, as a Class C Director as stated in Article 18.2.3 of the Articles.	FOR
8	To ratify the appointment of BDO USA, P.C. as independent registered public accounting firm of Akari for the year ending December 31, 2024.	FOR
9	Ratify the appointment of Haysmacintyre LLP as statutory auditors of Akari to hold office until the conclusion of the next annual general meeting at which accounts are laid before Akari shareholders.	FOR
10	To authorize the audit committee of the Board of Directors of Akari to fix the statutory auditors’ remuneration.	FOR
11	To approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement.	FOR
12	To indicate, on a non-binding, advisory basis, the preferred frequency of future shareholder advisory votes on the compensation of Akari’s NEOs.	FOR 1 YEAR

What constitutes a quorum?

Consistent with the Nasdaq Stock Market LLC (“Nasdaq”) rules applicable to us as a U.S. domestic registrant and in accordance with our Articles of Association, we require qualified persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 33 1/3% of the Company’s share capital (excluding any shares held as treasury shares) entitled to vote on the business to be transacted at the Meeting.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement.

If a quorum is not present (and unless the Meeting was convened on requisition of, or by, members), it will stand adjourned to the same day in the next week at the same time and place (or places), or to such other day and at such other time and place (or places) as the Board of Directors may determine. We require a quorum of at least 33 1/3 percent of the Company’s share capital (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted if the Meeting is reconvened, consistent with the Nasdaq rules applicable to us as a U.S. domestic registrant and our Articles of Association. If such quorum is not present at the adjourned meeting within 15 minutes, the member or members present in person or by proxy and entitled to vote will have power to decide upon all matters which could properly have been disposed of at the meeting as originally convened.

How do I vote my shares?

You may vote “For,” “Against,” “For 1 year,” “For 2 years,” or “For 3 years” (in the case of Resolution 12), or abstain from voting on the applicable resolutions.

If you are an ordinary “shareholder of record,” you may appoint a proxy to vote on your behalf by completing and signing the form of proxy and returning it in the envelope provided. We urge you to vote by proxy as instructed below to ensure your vote is counted. You may still attend the AGM and vote in person during the AGM even if you have already voted by proxy.

All proxies must be lodged with our registrar (Equiniti Group) by no later than 2:00 p.m. London time (9:00 a.m. Eastern Time) on Tuesday, June 25, 2024.

You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy, you should contact our registrar, Equiniti Group. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. You are encouraged to appoint the Chairman of the Meeting as your proxy. If you appoint any person other than the Chairman of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received. Please note that ADS proxy cards submitted by ADS holders must be received by Deutsche Bank no later than no later than 1:00 p.m. Eastern Time on June 17, 2024. Deutsche Bank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders. Holders of ADSs are not entitled to attend and vote at the AGM in person.

How will my shares or ADSs be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting. As a reminder, we urge all shareholders to appoint the Chairman of the AGM as your proxy.

If you are a beneficial owner of ordinary shares and your broker, bank or nominee does not receive instructions from you about how your shares are to be voted, such broker, bank or nominee may either vote these shares on behalf of the beneficial owners if permitted by applicable rules or return a proxy leaving these shares un-voted (a “broker non-vote”). A “broker non-vote” refers to a share represented at the meeting held by an organization, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more, but not all matters, the broker does not have discretionary voting power to vote such share. Generally, brokers have discretionary voting power to vote shares with respect to resolutions that are considered “routine”, while they do not have such power with respect to resolutions that are “non-routine”. Resolutions 2-7, 11, and 12 are considered non-routine matters under applicable rules, while resolutions 1 and 8-10 are considered routine matters. We encourage you to submit your proxy with instructions and exercise your right to vote as a shareholder.

With respect to any properly completed voting instructions received by Deutsche Bank on or prior to 6:00 p.m. London time (1:00 p.m. Eastern time) on June 17, 2024, Deutsche Bank shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the deposit agreement by and among the Company, Deutsche Bank, as depositary, and holders and beneficial owners of ADSs issued thereunder dated as of December 7, 2012 (as amended), and the Articles, to vote or cause its custodian to vote the shares (in person or by proxy) represented by ADSs in accordance with such voting instructions, for holders of ADSs as of 5:00 p.m. Eastern Time on May 24, 2024 (the record date for ADS holders). Shares represented by ADSs for which no specific voting instructions are received by Deutsche Bank from the ADS holder shall not be voted.

Can I change my vote or revoke a proxy?

A registered ordinary shareholder can revoke his or her proxy before the time of voting at the Meeting by:

a)	Mailing a revised form of proxy dated later than the prior form of proxy; or
b)	Notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before the Meeting to be effective.

A shareholder would also be able to revoke his or her proxy by voting in person at the Meeting. If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also “What if I plan to attend the Meeting?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Deutsche Bank or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Deutsche Bank or the broker, bank or other nominee, as applicable, will be used to instruct Deutsche Bank how to vote your ADSs.

Who counts the votes?

Equiniti Group has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Equiniti Group for tabulation (see instructions on the form of proxy).

If you hold your ordinary shares through a broker, your broker will return the form of proxy to Equiniti Group.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Deutsche Bank for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Deutsche Bank following your instruction. Deutsche Bank will submit your votes to Equiniti Group for tabulation.

What is an “abstention” and how would it affect the vote?

An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.

How many votes do I have?

On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or, in the case of a corporation, by a duly authorized representative has one vote for each share held by the ordinary shareholders of record as of Friday, May 24, 2024.

On each matter to be voted upon, each holder of ADSs has one vote for each ADS held as of May 24, 2024. Each ADS of the Company represents two thousand (2,000) ordinary shares.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in our relevant register of members of the company (as the case may be) in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the Meeting?

Ordinary shareholders can attend the Meeting, but attendance will be limited to ordinary shareholders of record. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee you may be able to attend at the discretion of the Chairman. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Deutsche Bank for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one notice or form of proxy?

If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of the depositary, you are considered the registered holder of the ADSs and will receive the proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the proxy materials from your broker, bank or other nominee.

Will there be any other business conducted at the Meeting?

Subject to any shareholder resolutions submitted in accordance with section 338 of the U.K. Companies Act 2006 (as summarized below). In accordance with our Articles of Association, no matters other than resolutions 1 through 12 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

Under section 338 of the Companies Act, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must have been received by us not later than May 16, 2024, the date six weeks before the AGM.

What is Equiniti Group’s role?

Equiniti Group is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Equiniti Group by writing to Equiniti Group at, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA.

Communications concerning ADS holder of record accounts can be handled by contacting Deutsche Bank c/o Equiniti Trust Company, by telephone at: +1 (800) 937-5449 (toll free within the United States) or +1 (718) 921-8137 (for international callers) or by email: adr@equiniti.com or by mail at Deutsche Bank, Deutsche Bank Trust Company Americas, c/o Equiniti Trust Company, Peck Slip Station PO Box 2050 New York, NY 10272-2050.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K with the SEC within four business days following the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Who do I contact regarding my ADS holdings?

If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact Deutsche Bank c/o Equiniti Trust Company, by telephone at +1 (800) 937-5449 (toll free within the United States) or +1 (718) 921-8137 (for international callers) or by email at adr@equiniti.com or at by mail at Deutsche Bank, Deutsche Bank Trust Company Americas, c/o Equiniti Trust Company, Peck Slip Station PO Box 2050 New York, NY 10272-2050. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please contact Joe Carroll, Company Secretary, by email at joe.carroll@akaritx.com or by telephone at +1 (929) 274-7511.

RESOLUTION 1 – STATUTORY ACCOUNTS

As a public limited company, it is a requirement under English company law that the Board of Directors lay the report of the Company’s directors and the Company’s accounts for the year ended December 31, 2023, together with the report of the statutory auditor and the strategic report (the “Statutory Accounts”) before the shareholders at a general meeting. The Statutory Accounts have been prepared in accordance with the Companies Act and International Financial Reporting Standards. The Statutory Accounts are available for download on the Company’s website (http://investor.akaritx.com/). In addition, hard copies of the Statutory Accounts may be obtained by contacting the Registrars.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S STATUTORY ACCOUNTS

RESOLUTION 2 - APPROVAL OF DIRECTORS’ REMUNERATION REPORT SET FORTH IN ANNEX A

Our U.K. statutory directors’ remuneration report is set forth as Annex A to this Proxy Statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the compensation committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and compensation committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution. This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board of Directors and compensation committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE

FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

SET FORTH IN ANNEX A

RESOLUTIONS 3 TO 7 - RE-APPOINTMENT OF DIRECTORS

Under the Company’s Articles of Association, there are three classes of Board members (Class A, Class B and Class C) with each class having a specific office term. Samir R. Patel, Wa’el Hashad, Donald Williams, and Michael Grissinger currently serve as Class A directors and Raymond Prudo-Chlebosz, M.D. currently serves as a Class C director. We currently do not have any Class B directors. Subject to the matters described below, Samir R. Patel, Wa’el Hashad, Donald Williams and Michael Grissinger have been nominated by the Board of Directors to be re-elected as Class A directors at the Meeting. A Class A director re-elected at the Meeting will hold office until the 2025 annual general meeting unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the Articles. If re-elected at the Meeting, Raymond Prudo-Chlebosz, M.D. will remain in office as a Class C director, until the 2027 Annual General Metting unless he resigns or his seat become vacant due to death, removal, or other cause in accordance with the Articles.

In connection with resolutions 3, 4, 5, 6, and 7, we set forth the biographical information for the nominees to our Board of Directors.

Donald Williams, has served as a member of our board of directors since June 2016 and is an “audit committee financial expert.” Mr. Williams is a 35-year veteran of the public accounting industry who retired in 2014. Mr. Williams spent 18 years of his career as a partner at Ernst & Young, followed by seven years as a partner at Grant Thornton. During his time at Grant Thornton from 2007 to 2014, he served as the national leader of Grant Thornton’s life sciences practice and the managing partner of the San Diego Office. He was the lead partner for both Ernst & Young and Grant Thornton on multiple initial public offerings, secondary offerings, and private and public debt financings, as well as numerous mergers and acquisitions. Mr. Williams currently serves as a director of Forte Biosciences, Inc. (NASDAQ: FBRX), Palisade Bio, Inc. (NASDAQ: PALI), and MONIA, a privately held company. Previously, Mr. Williams served as a director of Impedimed Limited (ASX: IPD) from 2017 to September 2023, Alphatec Spine (NASDAQ: ATEC) from 2015 to August 2021, and Adhera Therapeutics (OTC: ATRX) from 2014 to December 2019. Mr. Williams is a graduate of Southern Illinois University with a B.S. degree.

Michael Grissinger, has served as a member of our board of directors since January 2018. Mr. Grissinger spent 22 years at Johnson & Johnson, retiring in 2018. During his Johnson and Johnson tenure, Mr. Grissinger served in a variety of senior-level management roles including Vice President and Head, Worldwide Pharmaceutical Licensing as well as Vice President and Head of Worldwide Pharmaceutical Corporate Development and M&A. Prior to Johnson & Johnson, Mr. Grissinger spent 12 years at Ciba-Geigy in finance, marketing, and business development roles. In addition to Akari, Mr. Grissinger also serves as a member of the board of directors of Aprea Therapeutics, Inc. (NASDAQ: APRE), and three privately-held biotechnology companies, Atriva Therapeutics Plc, Kira Biotech Pty Ltd., and Envisagenics, Inc. Mr. Grissinger holds a B.Sc. in Chemistry from Juniata College and an MBA from Temple University, Fox School of Business.

Raymond Prudo-Chlebosz, M.D., served as our Executive Chairman from September 2015 through December 2022. Effective January 1, 2023. Dr. Prudo began serving as the Chairman of our board of directors. Dr. Prudo has been an active investor and developer of healthcare companies for 25 years. Dr. Prudo was the Founder, Chairman, and Chief Executive Officer of Volution and its predecessor company, Varleigh Immuno Pharmaceuticals, since its inception in 2008. Dr. Prudo is also the co-founder of The Doctors’ Laboratory (“TDL”), past CEO and its Chairman since 2002. Since 2015 he has also been a director of Health Services Laboratories (“HSL”). Both TDL and HSL are subsidiaries of Sonic Healthcare Limited (ASX: SHL.AX). Dr. Prudo is also currently a director of CIS Healthcare Limited, a privately-held UK healthcare company. Dr. Prudo holds an MBBS from the University of London, and an FRCP(C) from the Royal College of Physicians and Surgeons of Canada.

Wa’el Hashad, has served as a member of our board of directors since July 2023. Mr. Hashad currently serves as CEO of Longeveron, a U.S. clinical-stage biotechnology company developing regenerative medicines for rare pediatric diseases, aging-related conditions, and unmet medical needs. Previously, he was President and Chief Executive Officer at Avanir Pharmaceuticals, a position he held from July 2017 to December 2022. From January 2016 to June 2017, Mr. Hashad served as Executive Vice President and Chief Commercial Officer at Seres Therapeutics. Mr. Hashad has also held multiple leadership roles at Amgen and Boehringer Ingelheim. Earlier in his career, Mr. Hashad spent 20 years at Eli Lilly and Company, driving the company’s marketing and commercial strategy across multiple regions and therapeutic areas. Mr. Hashad holds an M.B.A. in Finance and International Business from the University of Akron and a B.Sc. in Pharmacy and Pharmaceutical Sciences from the University of Cairo. He is currently a board member of California Life Sciences.

Samir R. Patel, M.D., has served as a member of our board of directors since December 2023. In May 2024, Dr. Patel was appointed as the Interim Chief Executive Officer of the Company. Dr. Patel is the founder and principal of PranaBio Investments, LLC, a firm providing consulting, strategic advisory, and investment services for small cap biotechnology companies, which he founded in April 2017.  Since May 2019, he has also served as a consultant to GE Global Research, GE’s innovation engine that is creating novel products and solutions across several sectors including biomanufacturing and biotechnology. Dr. Patel has more than 20 years of experience in life sciences including co-founding Digital Therapeutics, LLC, a startup advancing a therapy for scleroderma and other rheumatic diseases, in August 2011, and SPEC Pharma, LLC, a company he founded in September 2003, which develops and manufactures injectables used in rheumatology applications. Previously, he held multiple roles in Medical Affairs with Centocor, Inc. (now Johnson & Johnson Innovative Medicine, part of Johnson & Johnson). Dr. Patel served on the board of directors of CytoDyn Inc. from April 2020 to November 2021. Dr. Patel received his medical degree from the Medical College of Ohio (University of Toledo) in Toledo, Ohio, and completed his internal medicine internship and residency, as well as a rheumatology fellowship, at University of New Mexico School of Medicine Affiliated Hospitals.

The affirmative vote of the holders of a majority of the shares entitled to vote and who are present at the Meeting or represented by proxy at the Meeting will be required to re-appoint Samir R. Patel, Wa’el Hashad, Donald Williams, and Michael Grissinger as Class A Directors and Raymond Prudo-Chlebosz, M.D. as a Class C Director of Akari.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RE-APPOINTMENT OF SAMIR R. PATEL, WA’EL HASHAD, DONALD WILLIAMS, AND MICHAEL GRISSINGER AS CLASS A DIRECTORS AND RAYMOND PRUDO-CHLEBOSZ, M.D. AS A CLASS C DIRECTOR OF AKARI, EACH OF WHOM WILL RETIRE BY ROTATION IN ACCORDANCE WITH THE ARTICLES

RESOLUTION 8 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background to Resolution 8

Our audit committee has appointed BDO USA, P.C. to serve as our independent registered public accounting firm for the year ending December 31, 2024. The audit committee and the Board of Directors are requesting, as a matter of policy, that shareholders ratify the selection of BDO USA, P.C. The audit committee and the Board of Directors are not required to take any action as a result of the outcome of the vote on this resolution. Even if the appointment is ratified, the Board of Directors may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders. If the appointment is not ratified, the Board of Directors will consider its options.

BDO USA, P.C. has indicated its willingness to act as the Company’s auditor. A representative of BDO USA, P.C. is not expected to be present at the Meeting.

Fees for BDO USA, P.C.

The table below sets forth a summary of the fees billed to the Company by BDO USA, P.C. for professional services rendered during the financial years ended December 31, 2023 and December 31, 2022, respectively. All such services and fees were pre-approved by the audit committee, which concluded that the provision of such services was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

Fee Category	2023	2022
Audit Fees	$344,384	$280,455
Audit-Related Fees	-	-
Tax Fees	40,000	-
All Other Fees	-	-
Total Fees	$384,384	$280,455

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by our independent registered public accounting firm for: (i) the audit of our annual consolidated financial statements, (ii) review of our interim financial statements filed on Form 6-K that are customary under the standards of the Public Company Accounting Oversight Board (United States), and (iii) issuance of consents in connection with the filing of registration statements and related post-effective amendments.

Tax Fees

Tax fees consist of all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax compliance and reporting. Tax fees during 2023 primarily related to the conduct of a IRS Section 382 study. No such fees were incurred during 2022.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. All of the services described above under the headings “Audit Fees” and “Tax Fees” were pre-approved by our audit committee.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE RATIFICATION OF THE RE-APPOINTMENT BDO USA, P.C., AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2024

RESOLUTION 9 - RATIFY THE APPOINTMENT OF STATUTORY AUDITOR

At every general meeting at which accounts are presented to shareholders, Akari is required to appoint statutory auditors to serve from the end of the meeting until the conclusion of the next general meeting at which accounts are laid before Akari shareholders. Haysmacintyre LLP has indicated that it is willing to continue as Akari’s statutory auditor to hold office during this period. You are asked to approve their re-appointment.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR RATIFYING THE APPOINTMENT OF HAYSMACINTYRE LLP AS AKARI’S STATUTORY AUDITORS, TO SERVE UNTIL THE CONCLUSION OF THE NEXT GENERAL MEETING AT WHICH THE COMPANY’S ANNUAL ACCOUNTS ARE LAID BEFORE THE COMPANY’S SHAREHOLDERS

RESOLUTION 10 - AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE STATUTORY AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2024

Resolution 10 authorizes the audit committee to determine our statutory auditors’ remuneration for the financial year ending December 31, 2024.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR STATUTORY AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2024

RESOLUTION 11 – TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF AKARI’S NEOs AS DISCLOSED IN THIS PROXY STATEMENT.

We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. This resolution, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our executive compensation program is designed to reward value creation for shareholders and to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our shareholders. Our compensation program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our shareholders.

The section of this Proxy Statement entitled “Named Executive Officer Compensation,” describes in detail our executive compensation program and the decisions made by our compensation committee.

As an advisory vote, the outcome of the vote on this resolution is not binding and does not overrule any decision by the company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the Board of Directors (or any committee thereof). However, our compensation committee and Board of Directors value the opinions expressed by our shareholders in their vote on this resolution and intend to consider carefully the outcome of the vote when making future compensation decisions for any NEOs.

THE BOARD OF DIRECTORS RECOMMEND A VOTE

FOR THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs AS DISCLOSED IN THIS PROXY STATEMENT.

RESOLUTION 12 - TO INDICATE, ON A NON-BINDING, ADVISORY BASIS, THE PREFERRED FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF AKARI’S NEOs.

Section 14A(a)(2) of the Exchange Act enables our shareholders to vote, on a non-binding, advisory basis, on how frequently we should submit future “say-on-pay” votes, similar to Resolution 11, on the compensation of our NEOs. Under Section 14A(a)(2) of the Exchange Act, generally, each public company must submit this resolution to its shareholders not less than every six years, and this would be the first instance in which such a vote is submitted to the Company’s shareholders, and as we are no longer a Foreign Private Issuer, we are now subject Section 1A(a)(2).

Shareholders may choose to recommend that future “say-on-pay” resolutions be held (i) every year (“FOR 1 YEAR” on the proxy card), (ii) every two years (“FOR 2 YEARS” on the proxy card) or (iii) every three years (“FOR 3 YEARS” on the proxy card). In addition, shareholders may choose to abstain from voting on this Resolution 12.

After careful consideration, our Board of Directors recommends that future non-binding, advisory votes on executive compensation should be held every year. Annual votes will provide the Board of Directors and the compensation committee with the most timely feedback regarding the compensation of our NEOs. The primary focus of the disclosure of the compensation of our NEOs required to be included in our Proxy Statements is compensation granted in or for the prior fiscal year. Accordingly, an annual executive compensation advisory vote will complement the annual focus of our Proxy Statement disclosure and provide the Board of Directors and compensation committee with the clearest and most timely feedback of the three frequency options. Additionally, an annual executive compensation advisory vote is consistent with our policy of reviewing our compensation programs annually, as well as considering input from our shareholders on corporate governance and executive compensation matters. This feedback may then be considered by the Board of Directors and compensation committee in their annual decision-making process. For these reasons, we believe an annual vote would be the best governance practice for the Company at this time. This vote is advisory, and therefore not binding on the Board of Directors or compensation committee. However, the Board of Directors and compensation committee value the opinions of our shareholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our NEOs.

THE BOARD OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR EVERY YEAR (“FOR 1 YEAR” ON THE PROXY CARD) AS THE FREQUENCY FOR FUTURE NON-BINDING, ADVISORY, SHAREHOLDER VOTES REGARDING THE COMPENSATION OF OUR NEOs.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Structure of Our Board of Directors

Our Articles of Association provide that our business is to be managed by the Board of Directors (subject to any directions made by the members of the Company by special resolution). Our Board of Directors is divided into three classes for purposes of election (Class A Directors, who serve a one year term before being subject to re-election at the Company’s annual general meeting; Class B Directors, who serve a two year term before being subject to re-election at the annual general meeting; and Class C Directors who serve a three year term before being subject to re-election at the annual general meeting, provided also that in any two year period, a majority of the Board of Directors must stand for re-election).

Information about our Directors

Set forth below is information about each member of our board of directors, including (a) the year in which each director first became a director, (b) their age as of May 24, 2024, and (c) their positions and offices with our Company. We believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our board of directors.

The following table provides information about those persons who currently serve as directors of the Company.

			Committee Memberships (1)
Name	Age	Relationship	Audit	Comp	N&CG	Class - Election Year
Raymond Prudo-Chlebosz, M.D.	79	Chair of the Board of Directors				Class C Director - 2024
Michael Grissinger	68	Director	X	X	C	Class A Director - 2024
Wa’el Hashad	61	Director	X		X	Class A Director - 2024
Samir R. Patel, M.D.	55	Director				Class A Director - 2024
Donald Williams	65	Director	C	C	X	Class A Director - 2024

(1) “C” indicates Chair of applicable committee.

During the year ended December 31, 2023, there were 18 full meetings of our Board of Directors. All of our directors attended at least 75% of meetings in aggregate of the Board of Directors and meetings of the committees of which he or she was a member during the year ended December 31, 2023.

Director Nominees

The biographical information for the directors in the table immediately above, including (a) their principal occupations and business experience during at least the past five years and (b) the names of other public companies for which they currently serve, or have served within the past five years, as a director, and (c) information about each director’s specific experience, qualifications, attributes, or skills that led our board of directors to conclude that such individual should serve as one of our directors, is provided in “Resolutions 3 to 7 - Re-Appointment of Directors.”

CORPORATE GOVERNANCE

Board Committees

Audit Committee

Our Board of Directors has established a formal standing audit committee. The current members of our audit committee are Mr. Williams (Chair), Mr. Grissinger, and Mr. Hashad. Our Board of Directors has determined that Mr. Williams is an “audit committee financial expert” within the meaning of SEC rules and regulations. Each member of the audit committee is independent as defined under applicable rules of the Nasdaq, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

The Board of Directors has adopted a written audit committee charter. The composition and responsibilities of the audit committee and the attributes of its members, as reflected in its charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate audit committees. The audit committee charter may be found in the “Investor Relations – Corporate Governance” section of our website, which is located at http://investor.akaritx.com/.

The audit committee held four meetings during the year ended December 31, 2023.

Compensation Committee

Our compensation committee currently consists of two members, appointed by the Board of Directors: Mr. Williams (Chair) and Mr. Grissinger, each of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the compensation committee.

The Board of Directors has adopted a written compensation committee charter. The composition and responsibilities of the compensation committee and the attributes of its members, as reflected in its charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate compensation committees. The compensation committee charter may be found in the “Investor Relations – Corporate Governance” section of our website, which is located at http://investor.akaritx.com/.

The compensation committee held four meetings during the year ended December 31, 2023.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of three members, appointed by our Board of Directors: Mr. Williams, Mr. Grissinger (Chair), and Mr. Hashad, all of whom are independent within the meaning of SEC corporate governance rules of independence for purposes of the nominating and corporate governance committee. None of our non-employee directors have any service contracts with us or any of our subsidiaries that provide for benefits upon termination of employment.

The Board of Directors has adopted a written nominating and corporate governance committee charter. The composition and responsibilities of the nominating and corporate governance committee and the attributes of its members, as reflected in its charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate nominating and corporate governance committees. The nominating and corporate governance committee charter may be found in the “Investor Relations – Corporate Governance” section of our website, which is located at http://investor.akaritx.com/.

The nominating and corporate governance committee held four meetings during the year ended December 31, 2023.

Independence of our Board of Directors

Our securities are listed on the Nasdaq Capital Market, and we use the standards of “independence” prescribed by rules set forth by Nasdaq. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under the applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors determined that each of Dr. Prudo, Mr. Grissinger, Mr. Hashad, and Mr. Williams are independent as defined under applicable rules of the Nasdaq, and, in the case of all members of the audit and compensation committees, the independence requirements contemplated by Rule 10A-3 and Rule 10C-1 under the Exchange Act. Additionally, the Board of Directors determined that Dr. James Hill, Dr. Stuart Ungar, and Mr. David Byrne, each of whom served on the Board of Directors until our 2023 Annual Meeting in June 2023, were independent. As Dr. Patel is our Interim President and Chief Executive Officer, he is not independent. Ms. Jacques, who served as our former Chief Executive Officer and as a director until May 2024, is also not independent.

Board Diversity

We believe that it is important that the Board of Directors reflects the diversity of employees, and the communities that we serve. Diversity includes race, ethnicity, age, and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise and personal backgrounds. The composition of our Board of Directors currently includes 1 individual who is diverse under the Nasdaq listing rule 5604(f) regarding board diversity, as presented in the below Board Diversity Matrix. Under the Nasdaq listing rule 5604(f), directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse. Information about each individual director and director nominee is set forth above.

Board Diversity Matrix (As of May 24, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities		1
LGBTQ+
Did Not Disclose Demographic Background

Board’s Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Principal Financial Officer reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Principal Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our principal executive officer (“PEO”), principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics in the “Investor Relations – Corporate Governance” section of our website, which is located at http://investor.akaritx.com/. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of business conduct and ethics by posting such information on our website at www.akaritx.com.

Insider Trading Policy, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) could create a heightened compliance risk or the appearance of misalignment between management and shareholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. We believe it is improper and inappropriate for Company personnel to engage in short-term or speculative transactions involving the Company’s securities and therefore the Company’s insider trading policy states that our personnel and any related persons not engage in specific types of activities, including but not limited to, short sales, the placement of any standing or limit orders on the Company’s securities, use of the Company’s securities to secure a margin or other loan, transactions in straddles, collars or other similar risk reduction or hedging devices, and transactions in publicly-traded options relating to the Company’s securities, except, in each case, under limited circumstances and with prior approval of our policy administrator.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, including through the use of search firms or other advisors, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our Board of Directors.

Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our shareholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors.

Shareholder Recommendations and Nominees

Our nominating and corporate governance committee considers both recommendations and nominations for candidates to the Board of Directors from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the nominating and corporate governance committee by writing to our Company Secretary at the address below, or the Company’s registered office address from time to time, and providing evidence of the shareholder’s ownership of our ordinary shares and/or ADSs, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the nominating and corporate governance committee. Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information-Shareholder Resolutions for 2025 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-appointment, or by persons elected by an ordinary resolution of the shareholders of the Company.

You may write to the nominating and corporate governance committee at:

Joe Carroll

Company Secretary

Akari Therapeutics, Plc

Highdown House

Yeoman Way, Worthing

West Sussex BN99 3HH

Director Attendance at Annual General Meeting of Shareholders

Directors are expected to try to attend our annual general meeting of shareholders to the extent practicable.

Two directors attended our 2023 Annual General Meeting in person and one director attended remotely.

Shareholder Communication with the Board of Directors

Any interested party with concerns about our Company may report such concerns to the Board of Directors or the chairman of our Board of Directors and nominating and corporate governance committee. Communications may be addressed to the entire Board of Directors or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board of Directors. Shareholders can contact members of the Board of Directors by writing care of our Company Secretary at the Company’s registered office address at Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH.

A copy of any such written communication may also be forwarded to our external legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 844-440-0028.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 24, 2024 (except as otherwise indicated below), information we know about the beneficial ownership of our ordinary shares by:

●	each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who is known by us to own beneficially more than 5% of the issued and outstanding shares of our common stock;

●	each of our current directors and director nominees;

●	each of our NEOs, as set forth in the Summary Compensation Table set forth below;

●	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information in the table below is not necessarily indicative of beneficial ownership for any other purpose. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. In computing the percentage ownership of each person, ordinary shares subject to options, warrants, or rights held by that person that are currently exercisable, or exercisable within 60 days of May 24, 2024, are deemed to be outstanding and beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

To our knowledge and except as indicated in the notes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholders’ name. The percentage of ownership is based on 15,847,391,523 ordinary shares issued and outstanding on May 24, 2024. All fractional share amounts have been rounded to the nearest whole number. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s ordinary shares.

	Number of		Percentage of
	Ordinary Shares		Ordinary Shares
	Beneficially		Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)		Owned
5% Shareholders:
Raymond Prudo-Chlebosz and Affiliates	3,494,957,900	(4)	21.6%
PranaBio Investments LLC	2,608,678,167	(5)	16.0%
RPC Pharma Limited (3)	809,977,100	(6)	5.1%
Named Executive Officers and Directors:
Rachelle Jacques	397,563,063	(7)	2.5%
Wendy F. DiCicco	5,000,000	(8)	*
Wa’el Hashad	5,000,000	(8)	*
Samir Patel	2,608,678,167	(9)	16.0%
Raymond Prudo-Chlebosz	3,494,957,900	(10)	21.6%
Michael Grissinger	36,500,000	(11)	*
Donald Williams	39,850,000	(12)	*
All current directors and executive officers as a group (6 individuals)	6,587,549,129	(13)	38.9%

* Denotes less than 1% beneficial owner.

(1) Except as otherwise noted, the address for each person listed above is c/o Akari Therapeutics, Plc, 22 Boston Wharf Road FL 7, Boston, MA 02210.

(2) Our shareholders, NEOs and directors may hold ordinary shares, ADS or a combination of both. This column shows each holder’s beneficial ownership assuming all shares were held as ordinary shares, which may not be the case. Our ADSs are listed on The Nasdaq Capital Market under the trading symbol “AKTX.” Ordinary shares are convertible to ADSs at a 2,000 to one ratio.

(3) The principal business office of RPC Pharma Limited is c/o Landmark Fiduciare (Suisse) SA, 6 Place des Eaux-Vives, P.O. Box 3461, Geneva, V8 1211, Switzerland.

(4) Based on the Amendment No. 7 Schedule 13D filed with the SEC on January 4, 2024 by RPC Pharma Limited (“RPC”), together with Raymond Prudo-Chlebosz, M.D. and Praxis Trustees Limited as trustee of The Sonic Healthcare Holding Company (“Praxis,” and together with Raymond Prudo-Chlebosz and RPC, “Raymond Prudo-Chlebosz and Affiliates”) in which Dr. Prudo reported sole voting power with respect to 2,636,271,200 shares, shared voting power with respect to 3,484,957,900 shares, sole dispositive power with respect to 2,636,271,200 shares, and shared dispositive power with respect to 3,484,957,900 shares as of January 4, 2024. In his individual capacity, Dr. Prudo beneficially owns the 3,484,957,900 Ordinary Shares (inclusive of 304,690,600 and 9,210,500 Ordinary Shares issuable upon exercise of warrants held by Dr. Prudo and RPC Pharma, respectively). RPC beneficially owns the 809,977,100 Ordinary Shares (inclusive of 9,210,500 Ordinary Shares issuable upon exercise of warrants). Praxis beneficially owns 38,709,600 Ordinary Shares. Voting and investment decisions with respect to shares owned by RPC and Praxis are controlled by Dr. Prudo. Additionally, includes 10,000,000 ordinary shares underlying outstanding stock options that are exercisable within 60 days of May 24, 2024 held by Dr. Prudo.

(5) Based on the Form 3 filed with the SEC on January 2, 2024 by Samir Patel, principal of PranaBio Investments, LLC, and information provided by Dr. Patel. Consists of (i) 2,085,237,500 ordinary shares, (ii) prefunded warrants exercisable to purchase 96,774,000 ordinary shares (represented by 48,387 ADSs) at an exercise price of $0.0001 per ordinary share (or $0.20 per ADS), (iii) warrants exercisable to purchase 425,000,000 ordinary shares (represented by 212,500 ADSs) at exercise prices ranging from $0.0016 to $0.03 per ordinary share (or $17.00 to $60.00 per ADS), and (iv) 1,666,667 ordinary shares underlying outstanding stock options that are exercisable within 60 days of May 24, 2024.

(6) Based on the Amendment No. 7 Schedule 13D filed with the SEC on January 4, 2024 by RPC, together with Ray Prudo, M.D. and Praxis in which RPC reported sole voting power with respect to 0 shares, shared voting power with respect to 809,977,100 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 809,977,100 shares as of January 4, 2024. Voting and investment decisions with respect to shares owned by RPC are controlled by Dr. Prudo.

(7) Consists of (i) 155,187,375 ordinary shares held by Ms. Jacques, (ii) 137,784,677 ordinary shares underlying outstanding stock options that are exercisable within 60 days of March 15, 2024, and (iii) 135,427,175 vested RSUs which have not been settled in ordinary shares as of May 24, 2024.

(8) Consists of 5,000,000 ordinary shares underlying outstanding stock options that are exercisable within 60 days of May 24, 2024.

(9) Dr. Patel is principal of PranaBio Investments, LLC. Refer to Note 5.

(10) Refer to Note 4.

(11) Consists of (i) 20,000,000 ordinary shares held by Mr. Grissinger, and (ii) 16,500,000 ordinary shares underlying outstanding stock options that are exercisable within 60 days of May 24, 2024.

(12) Consists of (i) 20,000,000 ordinary shares held by Mr. Williams, and (ii) 19,850,000 ordinary shares underlying outstanding stock options that are exercisable within 60 days of May 24, 2024.

(13) Includes (i) 195,801,354 ordinary shares underlying outstanding stock options that are exercisable within 60 days of May 24, 2024, (ii) 135,427,175 vested RSUs which have not been settled in ordinary shares as of May 24, 2024, (iii) prefunded warrants exercisable to purchase 96,774,000 ordinary shares, and (iv) warrants exercisable to purchase 738,901,100, which are held by our directors and NEOs as a group.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2022, we have not entered into or engaged in any related party transactions, as defined by the SEC, with our directors, officers, and shareholders who beneficially owned more than 5% of our outstanding ordinary shares (“5% holders”), as well as affiliates or immediate family members of those directors, officers, and 5% holders, except with respect to the transactions described below.

The Doctors Laboratory

The Company leases office space for its U.K. headquarters in London from The Doctors Laboratory (“TDL”) and has incurred expenses of approximately $0.1 million plus VAT during each of the years ended December 31, 2023 and 2022, respectively. David Byrne, a former non-employee director of the Company, is the Chief Executive Officer of TDL and Dr. Raymond Prudo-Chlebosz, the Company’s Chairman, is the non-Executive Chairman of the Board of Directors of TDL.

The Company received certain laboratory testing services for its clinical trials provided by TDL, including certain administrative services, and incurred expenses of approximately $0.1 million during each of the years ended December 31, 2023 and 2022.

Other

Mr. Grissinger began providing business development consulting services in January 2018. The consulting agreement was terminated in November 2022. The Company incurred less than $0.1 million in expenses during the year ended December 31, 2022. No such expenses were incurred during the year ended December 31, 2023.

We have also entered into certain agreements with our executive officers. For more information regarding these agreements, see “Employment Agreements with Our NEOs.”

Policies and Procedures for Related Person Transactions

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions.

In accordance with our audit committee charter, members of the audit committee, all of whom are independent directors, review and approve all related party transactions for which approval is required under applicable laws or regulations, including SEC and the Nasdaq Listing Rules. Current SEC rules define a related party transaction for smaller reporting companies to include any transaction, arrangement, or relationship in which we are a participant and the amount involved is the lesser of $120,000 or 1% of total assets, and in which any of the following persons has or will have a direct or indirect interest:

●	our executive officers, directors, or director nominees;

●	any person who is known to be the beneficial owner of more than 5% of our common stock

●	any person who is an immediate family member, as defined under Item 404 of Regulation S-K, of any of our executive officers, directors, or director nominees or beneficial owners of more than 5% of our common stock; or

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under our code of business conduct and ethics, our directors, officers, and employees are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Under our code of business conduct and ethics, a director is required to promptly disclose to our Board of Directors any potential or actual conflict of interest involving him or her. In accordance with our code of business conduct and ethics, the Board of Directors will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business, or professional interests. In addition, the audit committee is responsible for reviewing with our primary counsel the results of their review of the monitoring of compliance with our code of business conduct and ethics.

DIRECTOR COMPENSATION

Directors who are also employees are not compensated separately for serving on our Board of Directors or any of its committees. Each of our non-employee directors receives cash compensation for his or her services. In addition, to better align the interests of our Board of Directors with our shareholders, the compensation committee considers and recommends to the Board of Directors long-term equity compensation in the form of stock options to our non-employee directors. The compensation committee periodically conducts reviews of peer company director compensation practices, including before considering changes to our director compensation program.

Under our director compensation program, each director receives an annual cash retainer for service on the Board of Directors and for service on each committee of which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are typically paid quarterly in arrears, with the exception of the Chairman of the Board of Directors who is paid monthly. The fees paid to non-employee directors for service on the board and for service on each committee of the Board of Directors on which the director was a member during 2023 were as follows:

	Member Annual Fee	Chairperson Annual Fee
Board of Directors	$41,305	$100,000
Audit Committee	$7,875	$18,375
Compensation Committee	$5,570	$11,139
Nominating and Corporate Governance Committee	$5,570	$11,139

A non-employee director may elect to receive annual cash payments in the form of fully-vested ordinary shares. During 2023, no director elected to receive his or her annual cash retainer in shares.

Directors typically receive an initial grant of an option to purchase 5,000,000 ordinary shares (or 10,000,000 ordinary shares for the non-executive chairman) or equivalent value of ADSs, upon being appointed to the Board of Directors and on the date of each annual general meeting. The Board of Directors reserves the discretion to review and amend this amount.

These awards typically vest in full on the date of the next annual general meeting following the date of grant, subject to the non-employee director’s continued service on the Board of Directors through such date, have a term of 10 years from date of grant, and accelerate upon a change of control.

The following table below sets forth information for the fiscal year ended December 31, 2023 regarding the compensation of our non-employee directors.

	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Raymond Prudo-Chlebosz, M.D. (3)	100,000	13,000	113,000
Michael Grissinger	60,350	6,500	66,850
Wa’el Hashad (4)	28,684	6,500	35,184
Samir R. Patel, M.D.(5)	3,704	6,103	9,807
Donald Williams	65,280	6,500	71,780
David Byrne (6)	49,170	-	49,170
James Hill (6)	29,343	-	29,343
Stuart Ungar (6)	23,645	-	23,645

(1) Represents cash fees earned for service as a non-employee director for 2023.

(2) Represents the aggregate grant date fair value of option awards made to each listed director in 2023, as computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures related to service-based vesting. See Note 6 to the financial statements included elsewhere in this Annual Report on Form 10-K regarding assumptions we made in determining the fair value of option awards. As of December 31, 2023, our non-employee directors held options to purchase our ordinary shares as follows: Dr. Prudo: 10,000,000 shares; Mr. Grissinger: 16,500,000 shares; Mr. Hashad: 5,000,000 shares; Dr. Patel: 5,000,000 shares; and Mr. Williams: 19,850,000 shares. Messrs. Byrne, Hill, and Ungar did not hold any outstanding options as of December 31, 2023.

(3) Dr. Prudo served as our Executive Chairman from September 2015 through December 2022. Effective January 1, 2023. Dr. Prudo began serving as the Chairman of our Board of Directors with a renumeration package of $100,000 per annum, paid in equal monthly installments.

(4) Mr. Hashad was appointed to our Board of Directors effective June 30, 2023, at our 2023 annual general meeting. Mr. Hashad has served as a member of our audit committee and nominating and corporate governance committee since June 30, 2023.

(5) Dr. Patel was appointed to our Board of Directors effective November 29, 2023. Dr. Patel has served as a member of our compensation committee until his appointment as the Company’s Interim President and Chief Executive Officer.

(6) This individual served as a director until our 2023 annual general meeting on June 30, 2023.

EXECUTIVE OFFICERS OF THE COMPANY

Our currently-serving executive officers, their respective ages, positions, background and qualifications, as of May 24, 2024 are described below. Our executive officers serve until they resign, or the Board of Directors terminates their position. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Samir R. Patel, M.D.*	55	Interim President and CEO
Wendy DiCicco	56	Interim Chief Financial Officer

* Dr. Patel is a member of our Board of Directors. See “Information about our Directors” above for more information about Dr. Patel.

Wendy DiCicco has served as our Interim Chief Financial Officer since July 2023. Ms. DiCicco has more than 25 years of experience in the life sciences industry, currently serving as a board member or as an independent financial and board advisor to companies, often in the role of interim Chief Financial Officer (CFO).

Ms. DiCicco served as CFO for Renovacor, Inc., a pre-clinical biopharmaceutical company developing a gene therapy for cardiovascular disease from September 2019 to December 2022. Initially as interim CFO, then transitioning to permanent, she led the company through its business combination with Chardan Healthcare Acquisition 2 Corp. in 2021 and sale to Rocket Pharmaceuticals in December 2022. She also served as interim CFO for FerGene, Inc., a Phase 3 urologic oncology gene therapy company, from January 2020 through May 2022. Previously, from August 2017 to October 2018, she was CFO and Chief Operating Officer (“COO”) of Centinel Spine and the President and COO of Camber Spine, from November 2014 to July 2017, both developers of best-in-class spinal implants. She has held CFO roles for several pre-IPO, private equity backed medical device and biotechnology companies, in varying stages of commercialization. Her first CFO role was with Kensey Nash Corporation, a publicly traded developer and manufacturer of biologics and medical devices in the cardiovascular and orthopedics industries, where she advanced the company from a pre-revenue IPO stage to approximately $100 million in global revenue across multiple product platforms. Her career started in public accounting at Deloitte & Touche.

Ms. DiCicco currently serves on the board of directors of EyePoint Pharmaceuticals, Inc., a publicly traded company, where she also serves as the audit committee chair. In addition, she serves on the board of Imvax, Inc. Ms. DiCicco has also served on the boards of SWK Holdings Corp., II-VI, Inc (now Coherent Corp.), Sincerus Pharmaceuticals, Carmell Therapeutics, SynCardia Systems and CannaPharma Rx.

Ms. DiCicco received a B.S. in accounting from Philadelphia College of Textiles and Science and is a licensed Certified Public Accountant. She also is an appointed Board Leadership Fellow and Corporate Governance Fellow of the National Association of Corporate Directors.

NAMED EXECUTIVE OFFICER COMPENSATION

The following table provides information regarding the total compensation awarded to, earned by, and paid to our NEOs for services rendered to us in all capacities for the fiscal years indicated.

2023 Summary Compensation Table

This section discusses the material components of the Company’s executive compensation program for our NEOs for the fiscal year ended December 31, 2023:

●	Rachelle Jacques, Former President and Chief Executive Officer

●	Wendy DiCicco, Interim Chief Financial Officer

●	Torsten Hombeck, Former Chief Financial Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs during the fiscal years ended December 31, 2023 and 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (S)(4)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Rachelle Jacques(1)	2023	615,750	-	729,393	198,498	16,500	1,560,141
Former President and Chief Executive Officer	2022	458,333	875,000	253,410	1,965,991	49,865	3,602,599

Wendy DiCicco(2)	2023	226,184	45,000	-	6,480	-	277,664
Interim Chief Financial Officer

Torsten Hombeck(3)	2023	138,945	-	-	-	28,561	167,506
Former Chief Financial Officer	2022	300,150	72,036	-	32,448	44,111	448,745

(1) Pursuant to notice provided the Company on April 25, 2024, Rachelle Jacques stepped down as the President and Chief Executive Officer of the Company, effective May 1, 2024 and on May 7, 2024, Ms. Jacques resigned from the Board of Directors.

(2) Ms. DiCicco was appointed as the Company’s Interim Chief Financial Officer on July 17, 2023.

(3) Dr. Hombeck served as the Company’s Chief Financial Officer until June 15, 2023.

(4) Represents the aggregate grant date fair value of time-based restricted stock units (“RSUs”) issued under our 2014 Equity Incentive Plan (the “2014 Plan”) and 2023 Equity Incentive Plan (the “2023 Plan”), as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, disregarding estimated forfeitures related to service-based vesting. See Note 6 to our consolidated financial statements included elsewhere in this Annual Report on Form 10-K regarding assumptions we made in determining the fair value of RSUs.

(5) Represents the aggregate grant date fair value of options to purchase ordinary shares issued under our 2014 Plan and 2023 Plan, as computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures related to service-based vesting. See Note 6 to our consolidated financial statements included elsewhere in this Annual Report on Form 10-K regarding assumptions we made in determining the fair value of option awards.

(6) For 2023, all other compensation includes the following amounts:

Name	Company 401(k) Plan Match	Other(a)	Total
Ms. Jacques	16,500	-	16,500
Ms. DiCicco	-	-	-
Dr. Hombeck	11,461	17,100	28,561

(a) Amounts reported as “Other” in the table above represent earned and unused vacation paid to Dr. Hombeck upon termination of his employment with us.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Our NEOs

We have entered into employment agreements with each of our NEOs (or non-employee consulting services agreements in the case of Ms. DiCicco). All employee NEOs are at-will employees.

Rachelle Jacques Employment Agreement

Prior to her departure, effective May 2024, we were party to an executive employment agreement, effective February 28, 2022, with Ms. Jacques, our former President and Chief Executive Officer (the “Jacques Agreement”). Pursuant to the Jacques Agreement, Ms. Jacques’s initial annual base salary was $600,000, which was subject to review and increase on an annual basis and she was eligible to receive an annual cash bonus with a target of 50% of base salary based on the achievement of performance goals established by the Chairman of the Board of Directors and the full Board of Directors, in consultation with Ms. Jacques. Under the terms of the Jacques Agreement, Ms. Jacques received a cash signing bonus of $650,000 in connection with her hire. Ms. Jacques was required to repay us 50% of the signing bonus if, prior to the first anniversary of her start date, her employment was terminated by us for “cause” (as defined in the Jacques Agreement) or by her without “good reason” (as defined in the Jacques Agreement) and she was required to repay us one-third of the signing bonus if her employment was terminated by us for cause or by her without good reason after the first anniversary but prior to the second anniversary of her start date. In addition, the Jacques Agreement provided for the following RSU awards: (i) RSUs having a face value of $262,000 within 75 days of her start date, which vested 50% on the first anniversary of the start date and monthly thereafter for the following year, (ii) RSUs having a value of $446,000 on the first anniversary of her start date, which vested 50% on the second anniversary of the start date and monthly thereafter for the following year, and (iii) RSUs having a value of $446,000 on the second anniversary of her start date, which would have vested 50% on the third anniversary of the start date and monthly thereafter for the following year. Such RSU grants are subject to full acceleration in the event of a “change in control” (as defined in the Jacques Agreement), involuntary termination of employment without cause, resignation for good reason, or termination of employment due to death or “disability” (as defined in the Jacques Agreement). In the event that any change in control, involuntary termination of employment without cause, resignation for good reason, or termination of employment due to death or disability occurs prior to any such grant, the Company is obligated to pay Ms. Jacques a lump sum in cash equal to the face value of the ungranted RSU award. The Jacques Agreement further provided that the Company would grant Ms. Jacques an option to purchase 237,396,700 ordinary shares, subject to ratable vesting on a semiannual basis over four years from her start date. Commencing with annual long-term incentive awards to senior executives in 2023, in addition to the RSU and option awards described above, the Jacques Agreement provided that Ms. Jacques would be eligible to receive awards under the Company’s equity incentive plan not less frequently than annually with a target grant value of not less than 100% of Ms. Jacques’s annual base salary for fiscal year 2023 and thereafter otherwise commensurate with awards to executives at similarly situated companies as recommended by a reputable compensation consultant engaged by the Board of Directors.

Upon termination of Ms. Jacques’s employment due to Ms. Jacques’s death or disability, Ms. Jacques or her estate or beneficiaries would be entitled to receive (i) a pro-rated portion of the annual bonus, if any, that she would have otherwise earned for the year in which the employment terminates had no termination occurred (the “Pro-Rata Bonus”).

Upon termination of Ms. Jacques’s employment by us without cause, or by Ms. Jacques for good reason, subject to her compliance with the confidentiality provisions of the Jacques Agreement and her execution and the effectiveness of a release of claims in favor of the Company and its affiliates in a form provided by the Company (the “Release”), Ms. Jacques would be entitled to receive (i) a lump sum payment equal to the sum of the annual base salary and target annual performance bonus in effect for the year in which the date of termination occurs (the “Cash Severance”), (ii) any earned but unpaid annual bonus for the previous year, (iii) the Pro-Rata Bonus, and (iv) provided she timely and properly elects COBRA coverage, reimbursement for the monthly COBRA premium paid by Ms. Jacques for her and her eligible dependents until the earliest of (x) 12 months following the date of termination, (y) the date on which she is no longer eligible to receive such coverage, and (z) the date on which Ms. Jacques becomes eligible to receive similar coverage from another employer or other source (the “COBRA Reimbursement”). In addition, if Ms. Jacques agrees in writing that the non-competition restrictions in the Jacques Agreement shall continue to apply following the termination of her employment, (i) all outstanding equity-based compensation awards that do not vest based on the attainment of performance goals shall fully vest, and (ii) all outstanding equity-based compensation awards that vest based on the attainment of performance goals shall remain outstanding and eligible to vest based on attainment of the applicable performance goals.

In the event of a termination of Ms. Jacques’s employment by us without cause (other than on account of death or disability), or by Ms. Jacques for good reason, in each case within 18 months following a change in control, and subject to her compliance with the cooperation, confidentiality, restrictive covenants, and proprietary rights provisions of the Jacques Agreement and her execution and the effectiveness of a Release, in lieu of the severance payments and benefits described in the preceding paragraph, she is entitled to receive (i) the Cash Severance, (ii) a lump sum payment equal to her target bonus for the year in which the date of termination occurs (or the year in which the change in control occurs, if higher) and (iii) the COBRA Reimbursement. In addition, if Ms. Jacques agrees in writing that the non-competition restrictions in the Jacques Agreement will continue to apply following the termination of her employment, (i) all outstanding unvested stock options held by her will become fully vested and will remain exercisable for the remainder of their original term and (ii) all outstanding equity-based awards other than stock options that do not vest based on the attainment of performance goals will fully vest. If the payments or benefits payable to Ms. Jacques in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Ms. Jacques.

The employment agreement also contains restrictive covenants for the Company’s benefit and Ms. Jacques is required to maintain the confidentiality of our confidential information.

Pursuant to notice provided on April 25, 2024, Ms. Jacques stepped down as our President and Chief

Executive Officer, effective May 1, 2024. The terms of Ms. Jacques’s separation are still being finalized and are therefore not yet available for disclosure hereunder.

Wendy DiCicco Consulting Services Agreements

We are a party to a consulting services agreement, dated January 15, 2024, with an entity controlled by Ms. DiCicco (the “DiCicco Agreement”). The DiCicco Agreement provides for a $40,000 per month fee for services up to 80 hours per month, paid in two equal installments on the 15th and 30th date of each month in which services are rendered and reimbursement of certain expenses. Any time exceeding 80 hours per month requires advance approval by the CEO. The DiCicco Agreement expires on May 31, 2024, provided, however, either party may terminate the DiCicco Agreement at any time without cause on 30 days’ prior written notice or with cause on five days’ prior written notice.

Prior to entering into the DiCicco Agreement, the Company was party to a consulting services agreement, dated July 17, 2023, and amended on September 1, 2023 (as amended, the “Original DiCicco Agreement”), with an entity controlled by Ms. DiCicco. The Original DiCicco Agreement had a six month term and provided for a $32,000 per month fee, which was increased to $40,000 effective September 1, 2023, a performance bonus in an amount of up to $70,000 upon achievement of certain milestones, and reimbursement of certain expenses. The Original DiCicco Agreement also provided that Ms. DiCicco would be granted an initial option to purchase 5,000,000 ordinary shares. If we terminate Ms. DiCicco’s engagement for any reason other than for cause prior to the date that such option is fully vested, the option will continue to vest through July 17, 2024 or be accelerated, at our option.

On April 26, 2024, the Company entered into Amendment No. 2 to the DiCicco Agreement (the “DiCicco Amendment”). The DiCicco Amendment provides for (i) a $40,000 per month fee (the “Consulting Base Pay”) for services up to 80 hours per month, paid in two equal installments on the 15th and 30th date of each month in which services are rendered and reimbursement of certain expenses; (ii) a 2024 target bonus percentage of 45% of the Consulting Base Pay; (iii) a transaction bonus of 10% of the Consulting Base Pay upon the successful closing of the planned merger between the Company and Peak Bio Inc.; (iv) a one-time grant of restricted stock units (“RSUs”) on May 1, 2024 totaling 1% of the Company’s outstanding ordinary shares, which shall vest in full on May 1, 2025, subject to Ms. DiCicco’s continued service to the Company, and (v) a severance payment to Ms. DiCicco in the event the Company terminates employment without cause.

The DiCicco Agreement also contains restrictive covenants for our benefit and Ms. DiCicco is required to maintain the confidentiality of our confidential information.

Hombeck Employment Agreement

Prior to his resignation in June 2023, we were party to an executive employment agreement, effective as of June 30, 2020, with Dr. Hombeck (the “Hombeck Agreement”). The Hombeck Agreement had an initial term of one year from June 30, 2020 with automatic renewals for successive one-year periods, provided that either party could have given written notice of non-renewal of the current term at least three months prior to the expiration of the then-current term.

Dr. Hombeck’s annual base salary for 2023 was $303,152 and he was eligible for an annual cash bonus with a target of 30% of base salary. The Hombeck Agreement also provided that Dr. Hombeck would be granted an initial option to purchase 7,000,000 shares and an additional option to purchase 3,000,000 shares on January 1, 2021.

Pursuant to the Hombeck Agreement, upon termination of Dr. Hombeck’s employment without “cause” (as defined in the Hombeck Agreement), or by Dr. Hombeck for “good reason” (as defined in the Hombeck Agreement) or upon non-renewal by the Company of the term of the Hombeck Agreement, in addition to any accrued but unpaid base salary, expense reimbursements and vested and accrued benefits and subject to Dr. Hombeck’s execution and the effectiveness of a release of claims in a form acceptable to the Company, he would have been entitled to receive (i) an amount equal to the sum of (x) his annual base salary at the rate in effect as of the termination date, plus (y) other than in the case of a termination due to non-renewal of the term, an amount equal to the greater of his actual or target annual performance bonus for the year in which the employment terminated and (ii) an amount equal to the Company’s share of the premium paid by Dr. Hombeck while he was an active employee for medical insurance coverage under the Company’s health care plan (the “Healthcare Subsidy”) for 12 months following termination.

If Dr. Hombeck’s employment had been terminated by us without cause, or by him for good reason, in each case with one year following a “change in control” (as defined in the Hombeck Agreement), and subject to Dr. Hombeck’s execution and the effectiveness of a release of claims in a form acceptable to the Company, in lieu of the severance payments and benefits described in the preceding paragraph, he would have been entitled to receive (i) an amount equal to one and a half times the sum of (x) his annual base salary at the rate in effect as of the termination date, plus (y) his target annual performance bonus for the year in which the employment terminated and (ii) the Healthcare Subsidy for 18 months following termination. If the payments or benefits payable to Dr. Hombeck in connection with a change in control would have been subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, those payments or benefits would have been reduced if such reduction would result in a higher net after-tax benefit to Dr. Hombeck.

Dr. Hombeck is also subject to restrictive covenants for our benefit, including a requirement to maintain the confidentiality of our confidential information.

Determining Compensation

Our Board of Directors and compensation committee review compensation annually for our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our Company.

Our compensation committee is primarily responsible for determining the compensation for our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our Board of Directors for approval. Our Board of Directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without members of management present.

In 2023, our compensation committee utilized the services of Amplify Strategy & Consulting LLC (“Amplify”), an independent compensation consultant. During 2023, Amplify did not provide material services to us other than the services to our compensation committee. Based on its evaluation, our compensation committee has determined that Amplify’s work has not raised any conflict of interests. In 2023, we paid Amplify $12,000 related to the design of long-term incentive plans for executives and non-executives.

Elements of Compensation

The compensation of our NEOs generally consists of three primary components, consisting of base salary, annual cash incentive awards, and long-term incentive-based compensation in the form of stock-based awards.

Base Salary

Prior to her departure in May 2024, Ms. Jacques received an annual salary of $615,750 and, prior to his departure in June 2023, Dr. Hombeck received an annual salary of $303,152. Ms. DiCicco is a non-employee consultant and received a monthly fee of $32,000 from July 17, 2023 through August 31, 2023 and a monthly fee of $40,000 from September 1, 2023 through December 31, 2023.

Annual Cash Incentives

Annual cash incentive awards provide an opportunity for additional compensation to employee NEOs if pre-established annual performance goals are attained. The annual cash incentive award targets are based on a target percentage of each employee NEO’s salary. The compensation committee generally links cash awards to the achievement of the annual corporate goals; however, the compensation committee may take into consideration unexpected corporate performance outside of the corporate goals and individual performance. The amount of the bonus paid, if any, may vary among the employee NEOs depending on individual performance, individual contribution to the achievement of our annual corporate goals.

Annual cash incentive awards for 2023 for employees, including our NEOs, were based on corporate goals related to financing, pipeline advancement, reputation, and strengthening our capabilities. For 2023, the annual cash incentive award for Ms. Jacques was targeted at 50% of base salary and the annual cash incentive award for Dr. Hombeck was targeted at 30% of his base salary. However, Dr. Hombeck was not eligible to receive an incentive bonus because his employment terminated in July 2023. After reviewing Company performance against the corporate goals, the compensation committee determined not to award cash bonuses to the employee NEOs for the year ended December 31, 2023.

Pursuant to the Original DiCicco Agreement, Ms. DiCicco was eligible for performance bonuses in the aggregate amount of $70,000 upon achievement of certain milestones, including (i) $25,000 upon achievement of a specified guaranteed cash flow target by August 23, 2023 (“Milestone 1”), (ii) $25,000 upon resolving NASDAQ non-compliance on minimum bid price and shareholders’ equity by October 23, 2023 (“Milestone 2”), and (iii) $20,0000 upon achievement of internal finance capability improvements by December 31, 2023 (“Milestone 3”). Ms. DiCicco received total bonuses of $45,000 for 2023 in light of achievement of Milestone 2 and Milestone 3.

Equity-Based Awards

Equity grants are intended as both a reward for contributing to our long-term success and an incentive for future performance. Additionally, the vesting feature of our equity awards is intended to further our goal of executive retention by providing an incentive to our NEOs to remain in our service during the vesting period. The compensation committee typically makes initial stock option awards to our employee NEOs upon commencement of employment and annual equity awards in the form of either stock options, RSUs, or a combination of stock options and RSUs, thereafter.

In 2023, we awarded equity compensation under the 2014 Plan and/or the 2023 Plan to Ms. Jacques and Ms. DiCicco in the form of time-vesting stock options and/or time-based RSUs. We determine equity award amounts based on contractual obligations, competitive market factors in our industry, and the judgment of the compensation committee of the Board of Directors, taking into account information and recommendations provided by our independent compensation consultant. With respect to our NEO’s other than our Chief Executive Officer, the compensation committee also considers recommendations provided by our Chief Executive Officer. For the 2023 awards of stock options and RSUs to our NEOs, the primary consideration was the award amounts included in the applicable NEO’s employment and/or consulting services agreements.

Other Compensation and Benefits

We have established various employee benefit plans, including medical and 401(k) plans, in which employee NEOs are eligible to participate on the same basis as other employees. It is generally our policy not to extend perquisites to our executives that are not available to our employees generally.

401(k) Plan and Defined Contribution Pension Scheme

We have adopted an employee benefit plan under Section 401(k) of the Code for our U.S.-based employees. The 401(k) plan allows employees to make salary deferral contributions up to the statutorily prescribed annual limit under the Code. We provide matching contributions to the 401(k) plan in an amount equal to 100% of each participant’s contribution up to a maximum of 5% of the participant’s annual eligible cash compensation, subject to certain other limits.

Additionally, we have adopted a defined contribution pension scheme which allows for U.K.-based employees to make salary deferral contributions and we contribute 10% of employee compensation to the pension plan, subject to U.K. law.

Clawback Policy

In November 2023, our compensation committee adopted a formal clawback policy, which applies in the event we are required to prepare an accounting restatement due to any material noncompliance with any financial reporting requirement under the U.S. federal securities laws. This policy requires us to (subject to certain limited exceptions set forth in the clawback policy and permitted under the final clawback rules) recover from any of our current or former executive officers who receive incentive-based compensation (including stock options and RSUs) after the effective date of the clawback policy and during the three-year period preceding the date on which we are required to prepare an accounting restatement, the excess of what would have been paid to such executive officer under the accounting restatement.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information regarding the outstanding equity held by our NEOs as of December 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights that have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights Not Vested ($)(1)
Rachelle Jacques	77,862,900	129,771,500	(2)	0.0124	6/1/2032
	11,160,863	18,601,438	(3)	0.0124	7/29/2032
	19,086,338	133,604,363	(4)	0.0016	6/1/2033
						5,368,900	(5)	8,375
						189,787,200	(6)	296,068
						190,798,825	(7)	297,646

Wendy DiCicco	-	5,000,000	(8)	0.0013	7/17/2033
Torsten Hombeck (9)

(1) Market Value is calculated based on a price per ADS of $3.12 (equivalent to $0.00156 per ordinary share), which was the closing price of our ADSs on December 29, 2023, the last trading day of 2023.

(2) Represents the unvested portion of a stock option award that vests in five equal installments of 25,954,300 ordinary shares on each of March 28, 2024, September 28, 2024, March 28, 2025, September 28, 2025, and March 28, 2026, subject to Ms. Jacques’s continued employment with us through the applicable vesting date.

(3) Represents the unvested portion of a stock option award that vests in five equal installments of 3,720,288 ordinary shares on each of March 28, 2024, September 28, 2024, March 28, 2025, September 28, 2025, and March 28, 2026, subject to Ms. Jacques’s continued employment with us through the applicable vesting date.

(4) Represents the unvested portion of a stock option award that vests in seven equal installments of 19,086,338 ordinary shares on each of June 1, 2024, December 1, 2024, June 1, 2025, December 1, 2025, June 1, 2026, December 1, 2026, and June 1, 2027, subject to Ms. Jacques’s continued employment with us through the applicable vesting date.

(5) Represents the unvested portion of time-based RSUs granted on June 1, 2022 that vest in equal monthly installments over the six-month period beginning on January 1, 2024 and ending on June 1, 2024, subject to Ms. Jacques’s continued employment with us through the applicable vesting date.

(6) Represents the unvested portion of time-based RSUs granted on March 28, 2023 that vest 50% on March 28, 2024, with the remainder vesting in 12 equal monthly installments thereafter, subject to Ms. Jacques’s continued employment with us through the applicable vesting date.

(7) Represents the unvested portion of time-based RSUs granted on June 30, 2023 that vest in seven equal installments of 27,256,975 ordinary shares on each of June 30, 2024, December 31, 2024, June 30, 2025, December 31, 2025, June 30, 2026, December 31, 2026, and June 30, 2027, subject to Ms. Jacques’s continued employment with us through the applicable vesting date.

(8) Represents the unvested portion of a stock option award that vests 100% on July 17, 2024, subject to Ms. DiCicco’s continued service to us through the vesting date.

(9) All options (vested and unvested) previously held by Dr. Hombeck were either forfeited as of, or expired subsequent to, the date of Dr. Hombeck’s termination of employment with us on June 30, 2023.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our PEOs and Non-PEO NEOs and certain Company financial performance measures for the fiscal years listed below. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and NEO compensation.

Year	Summary Compensation Table Total for PEO 1[1] ($)	Summary Compensation Table Total for PEO 2¹ ($)	Compensation Actually Paid to PEO 1[1,2,3] ($)	Compensation Actually Paid to PEO 2[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4] TSR ($)	Net Income ($ Millions)
2023	1,560,141	N/A	979,796	N/A	222,585	192,449	10.40	(10.0)
2022	3,602,599	1,093,134	2,034,587	1,088,479	533,372	526,893	31.33	(17.7)

1.	Rachelle Jacques was our PEO from March 28, 2022 to May 1, 2024 (“PEO 1”). Clive Richardson was our PEO until March 28, 2022 (“PEO 2”). Our Non-PEO NEOs for each year presented are listed below.

2022	2023
Torsten Hombeck	Torsten Hombeck
Ray Prudo	Wendy DiCicco

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total for the PEOs and the Average Summary Compensation Totals for the Non-PEO NEOs with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts from the Summary Compensation Table Totals for the PEOs and the average for the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns of the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 1 ($)	Exclusion of Stock Awards and Option Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)
2023	1,560,141	(927,891)	347,546	979,796
2022	3,602,599	(2,219,401)	651,389	2,034,587

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards and Option Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2022	1,093,134	—	(4,655)	1,088,479

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	222,585	(3,240)	(26,896)	192,449
2022	533,372	(16,224)	9,745	526,893

The amounts in the Inclusion of Equity Values or Average Inclusion of Equity Values, as applicable, in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 1 ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards that Vested During Year for PEO 1 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1 ($)	Total - Inclusion of Equity Values for PEO 1 ($)
2023	741,153	(305,976)	63,708	(151,339)	—	347,546
2022	556,323	—	95,066	—	—	651,389

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2022	—	—	—	(4,655)	—	(4,655)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	2,771	(1)	—	(1,624)	(28,042)	(26,896)
2022	29,987	(14,931)	—	(5,311)	—	9,745

4. Assumes $100 was invested in the Company for the period starting December 31, 2021 through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the two most recently completed fiscal years.

AUDIT COMMITTEE REPORT

The audit committee oversees the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The audit committee operates under a written audit committee charter that has been adopted by the Board of Directors of the Company. All members of the audit committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq and the SEC, and the Board of Directors has determined that Mr. Williams is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

The audit committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the financial year ended December 31, 2023. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

The audit committee also reviewed with BDO USA, P.C. (“BDO”), our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees.

The audit committee has received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence. The audit committee has discussed with BDO its independence from management and the Company.

In addition to the matters specified above, the audit committee discussed with BDO the overall scope, plans and estimated costs of their audit. The Committee met with BDO periodically, with and without management present, to discuss the results of BDO’s examinations, the overall quality of the Company’s financial reporting and BDO’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, and subject to the limitations of the audit committee’s role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements should be included in the Company’s Annual Report on Form 10-K for the financial year ended December 31, 2023.

The Audit Committee of the Board of Directors
Donald Williams, Chairperson Michael Grissinger Wa’el Hashad

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K accompanies this Proxy Statement. Copies of our Annual Report and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and our Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders, a practice known as “householding.” This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Joe Carroll, Company Secretary, by mail at Akari Therapeutics, Plc, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH or by telephone at +1 (929) 274-7511. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact our depositary, Deutsche Bank, or your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY.
EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN
THE ADS PROXY CARD TO DEUTSCHE BANK, THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Akari Therapeutics, Plc for the financial year ended December 31, 2023

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the AGM our U.K. statutory annual accounts and reports for the financial year ended December 31, 2023, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this Proxy Statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be sent separately to you no less than 21 days prior to the AGM. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM. Full accounts and reports will be available for inspection prior to and during the AGM.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Resolutions for 2025 Annual General Meeting

Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our Proxy Statement for our 2025 annual general meeting of shareholders, shareholder resolutions must be received by the Company at the office of the Company Secretary, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or February 2, 2025. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

If a shareholder wishes to present a proposal at an annual general meeting but does not wish to have the proposal considered for inclusion in our Proxy Statement and proxy card, such shareholder proposal must be received by the Company at the office of the Company Secretary, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH no later than 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual general meeting, or no later than April 19, 2025. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 28, 2025. However, if the date of the annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the prior year’s annual general meeting, the notice must be received by our Company Secretary within a reasonable time before we begin to print and send our proxy materials with respect to such annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for such annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the office of the Company Secretary, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Shareholder Rights

Under section 527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to: (i) the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the U.K. Companies Act 2006. We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the U.K. Companies Act 2006. Where we are required to place a statement on a website under section 527 of the U.K. Companies Act 2006, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the U.K. Companies Act 2006, to publish on a website.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the proxy materials. A single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Direct your written request to Akari Therapeutics, Plc, Highdown House, Yeoman Way, Worthing, West Sussex BN99 3HH, Attn: Joe Carroll, Company Secretary. Shareholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Questions?

If you have any questions or need more information about the AGM please write to us at:

Joe Carroll

Company Secretary

Akari Therapeutics, Plc

Highdown House

Yeoman Way, Worthing

West Sussex BN99 3HH

ANNEX A

AKARI THERAPEUTICS, PLC

BOARD OF DIRECTORS’ REMUNERATION REPORT

FOR THE PERIOD ENDED 31 DECEMBER 2023

ANNUAL STATEMENT FROM THE CHAIR OF THE COMPENSATION COMMITTEE

[See Attached]

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT

FOR THE YEAR ENDED 31 DECEMBER 2023

PART I - ANNUAL REPORT ON REMUNERATION

Single Total Figure of Remuneration for Each Director

The following table shows the compensation paid or accrued during the fiscal year ended 31 December 2023.

Name of Director	Salary and/or Fees ($)	Other compensation ($)	Bonus ($)	RSU Awards ($)(1)	Option Awards ($)(2)	Pension Benefits ($)(3)	2023 Total ($)	2023 Total Fixed ($)	2023 Total variable ($)
Executive Director
Rachelle Jacques	615,750	-	-	729,393	198,498	16,500	1,560,141	615,750	945,391
Non-Executive Director
Ray Prudo, M.D.(4)	100,000	-	-	-	13,000	-	113,000	100,000	13,000
Michael Grissinger	60,350	-	-	-	6,500	-	66,850	60,350	6,500
Samir Patel, M.D(5)	3,704	-	-	-	6,103	-	9,807	3,704	6,103
Mohamed Wa’el Ahmed Hashad(6)	28,684	-	-	-	6,500	-	35,184	28,684	6,500
Donald Williams	65,280	-	-	-	6,500	-	71,780	65,280	6,500
James Hill, M.D.(7)	29,343	-	-	-	-	-	29,343	29,343	-
Stuart Ungar, M.D.(7)	23,645	-	-	-	-	-	23,645	23,645	-
David Byrne(7)	49,170	-	-	-	-	-	49,170	49,170	-

(1) Represents the aggregate grant date fair value of time-based restricted stock units (“RSUs”) issued under our 2014 Equity Incentive Plan (the “2014 Plan”) and/or 2023 Equity Incentive Plan (the “2023 Plan”) in accordance with IFRS 2, Share-based payment.

(2) Represents the aggregate grant date fair value of options to purchase ordinary shares issued under our 2014 Plan and/or 2023 Plan in accordance with IFRS 2, Share-based payment.

(3) Consists of company contributions to U.K. pension scheme or the U.S. 401k Plan.

(4) Dr. Prudo served as our Executive Chairman from September 2015 through December 2022. Effective January 1, 2023. Dr. Prudo began serving as the Chairman of our board of directors with a renumeration package of $100,000 per annum, paid in equal monthly installments.

(5) Dr. Patel was appointed to our board of directors effective November 29, 2023. Dr. Patel has served as a member of our compensation committee since January 30, 2024.

(6) Mr. Hashad was appointed to our board of directors effective June 30, 2023, at our 2023 annual general meeting. Mr. Hashad has served as a member of our audit committee and nominating and corporate governance committee since June 30, 2023.

(7) Served as a director until our 2023 annual general meeting on June 30, 2023.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

The following table shows the compensation paid or accrued during the fiscal year ended 31 December 2022.

Name of Director	Salary and/or Fees ($)	Other Compensation ($)	Bonus ($)(6)	Long-term Incentive ($)	Option Awards ($)(1)	Pension Benefits ($) (4)	2022 Total ($)	2022 Total Fixed ($)	2022 Total variable ($)
Executive Director
Ray Prudo, M.D. (2)	412,000	-	206,000	-	-	-	618,000	412,000	206,000
Rachelle Jacques (3)	458,333	-	875,000	-	2,799,224	15,250	4,147,808	3,922,808	225,000
Clive Richardson (7)	118,195 (7)	14,595 (5)	657,764 (7)	-	-	11,819	802,373	144,609	657,764
Non-Executive Director
James Hill, M.D.	61,502	-	-	-	20,278	-	81,780	81,780	-
Stuart Ungar, M.D.	49,064	-	-	-	20,278	-	69,342	69,342	-
David Byrne	58,332	-	-	-	20,278	-	78,610	78,610	-
Donald Williams	56,838	-	-	-	20,278	-	77,116	77,116	-
Peter Feldschreiber (8)	24,974	-	-	-	-	-	24,974	24,974	-
Michael Grissinger	41,505	-	-	-	20,278	-	61,783	61,783	-

(1) These amounts represent the aggregate grant date fair value for option awards for fiscal year 2022 computed in accordance with IFRS 2, Share-based payment. A discussion of the assumptions used in determining grant date fair value may be found in note 16 to the Financial Statements. In addition to her stock option awards, Ms. Jacques received a restricted stock award whose grant date fair value was $253,410.

(2) Dr. Prudo served as Executive Chairman of Akari’s Board of Directors from September 2015 until December 2022 and assumed the role of non-executive Chairman of the Board effective January 1, 2023.

(3) Ms. Jacques was appointed our President and Chief Executive Officer in March 2022. Ms. Jacques received a sign-on bonus in the amount of $650,000.

(4) Consists of company contributions to U.K. pension scheme or the U.S. 401k Plan.

(5) Consists of company contributions to health benefits of $11,897 and life insurance premiums of $2,698.

(6)  Bonuses are awarded on the basis of an assessment of the overall performance of the executive director concerned, rather than specific measures or targets. In respect of 2022, the annual bonus payment for Mr. Prudo reflects his strong personal performance at a critical time for the business. The 2022 annual bonus payment for Ms. Jacques was based on the Company’s performance against Company objectives agreed by the Board. Ray Prudo and Rachelle Jacques both received annual bonus payments of 100% of their target cash bonuses respectively, of which 100% was paid in the first quarter of 2023. None of the awards is attributable to share price appreciation and no discretion was exercised because of share price appreciation or depreciation. Non-executive directors are not eligible to receive bonuses.

(7) Mr. Richardson resigned as Chief Executive Officer and Chief Operating Officer in March 2022. Prior to his resignation, Mr. Richardson received three months of salary in the amount of $118,000. After his resignation, Mr. Richardson received a cash termination payment of approximately $658,000. In addition, Mr. Richardson entered into a consulting agreement with the Company in which Mr. Richardson earned approximately $305,000.

(8) Mr. Feldschreiber resigned from the Board, effective 3 June 2022.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Incentive Plan Awards

Akari has two compensation plans under which our equity securities are authorized for issuance (the 2014 Equity Incentive Plan and the 2023 Equity Incentive Plan) under which directors receive options to acquire ordinary shares in Akari. Upon effectiveness of the 2023 Plan Incentive Plan in June 2023, no further awards are available to be issued under the 2014 Plan. As of December 31, 2023, the Company had 789,393,500 ordinary shares underlying outstanding equity awards under the 2014 Plan, consisting of stock options and restricted stock units.

Options and restricted stock units granted during the fiscal year ended 31 December 2023 are as follows:

Name of Director	Award Type	Number of Awards (1)	Grant Date	Exercise Price ($)	Face Value ($) (2)	Vesting Date	Expiry Date
Rachelle Jacques	RSU	189,787,200	28/03/2023	N/A	358,698	(3)	28/03/2033
	Option	152,690,700	01/06/2023	0.0016	245,832	(4)	01/06/2033
	RSU	190,798,825	30/06/2023	N/A	324,358	(5)	30/06/2033
Ray Prudo, M.D.	Option	10,000,000	30/06/2023	0.0017	17,000	(6)	30/06/2033
Michael Grissinger	Option	5,000,000	30/06/2023	0.0017	8,500	(6)	30/06/2033
Samir Patel, M.D.	Option	5,000,000	29/12/2023	0.0016	7,800	(6)	29/12/2033
Mohamed Wa’el Ahmed Hashad	Option	5,000,000	30/06/2023	0.0017	8,500	(6)	30/06/2033
Donald Williams	Option	5,000,000	30/06/2023	0.0017	8,500	(6)	30/06/2033
James Hill, M.D.	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Stuart Ungar, M.D.	N/A	N/A	N/A	N/A	N/A	N/A	N/A
David Byrne	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1) Option and restricted stock unit awards are subject to time-based vesting conditions without performance measures or targets other than continued service until the date of vesting.

(2) These amounts represent the face value for options awards, calculated as the number of shares awarded (assuming full vesting) multiplied by the price per share implied by the market price per ADS, which is equal to the stated exercise price.

(3) The restricted stock unit award vests 50% on the first anniversary date of the date of grant, or 28 March 2024, with the remainder vesting in twelve equal monthly installments thereafter, subject to continued service.

(4) The stock option award vests and becomes exercisable ratably on a semiannual basis over a four-year period commencing on 01 June 2023, subject to continued service.

(5) The stock restricted stock award vests and becomes exercisable ratably on a semiannual basis over a four-year period commencing on 30 June 2023, subject to continued service.

(6) The stock option award’s vests and becomes exercisable on the date of our 2024 Annual General Meeting, or by 30 June 2024.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Directors’ shareholdings

The table below shows, for each director, the total number of ordinary shares owned (by the director and connected persons), the total number of unvested restricted stock units held, the total number shares issuable upon exercise of outstanding warrants, and the total number of share options that were held and the number of share options vested as at 31 December 2023. All unvested restricted stock units and share options are subject to time-based vesting without performance measures or targets other than continued service until the date of vesting. No director exercised any share options or warrants during the year ended 31 December 2023.

Name of Director	Ordinary Shares Owned(1)	Unvested Restricted Stock Units	Share Warrants	Share Options	Vested Share Options
Executive Director
Ray Prudo, M.D.(2)	3,171,056,800	-	313,901,100	10,000,000	-
Rachelle Jacques	152,502,975	385,954,925	-	390,087,400	108,110,100
Non-Executive Director
Michael Grissinger	20,000,000	-	-	16,500,000	11,500,000
Samir Patel, M.D.(3)	2,085,237,500	-	521,774,000	5,000,000	-
Mohamed Wa’el Ahmed Hashad	-	-	-	5,000,000	-
Donald Williams	20,000,000	-	-	19,850,000	14,850,000
James Hill, M.D	-	-	-	-	-
Stuart Ungar, M.D.	-	-	-	-	-
David Byrne	-	-	-	-	-

(1) Our shareholders, named executive officers and directors may hold ordinary shares, ADS or a combination of both. This column shows each holder’s ownership assuming all shares were held as ordinary shares, which may not be the case. Our ADSs are listed on The Nasdaq Capital Market under the trading symbol “AKTX.” Ordinary shares are convertible to ADSs at a 2,000 to one ratio.

(2) Amounts include holdings of RPC Pharma Limited (“RPC”), together with Ray Prudo, M.D. and Praxis Trustees Limited as trustee of The Sonic Healthcare Holding Company (“Praxis,” and together with Ray Prudo and RPC, “Ray Prudo and Affiliates”). In his individual capacity, Dr. Prudo beneficially owns the 3,484,957,900 Ordinary Shares (inclusive of 304,690,600 and 9,210,500 Ordinary Shares issuable upon exercise of warrants held by Dr. Prudo and RPC Pharma, respectively). RPC beneficially owns 809,977,100 Ordinary Shares (inclusive of 9,210,500 Ordinary Shares issuable upon exercise of warrants). Praxis beneficially owns 38,709,600 Ordinary Shares. Voting and investment decisions with respect to shares owned by RPC and Praxis are controlled by Dr. Prudo.

(3) Dr. Patel is principal of PranaBio Investments, LLC. Share warrants held by PranaBio Investments, LLC consists of (i) prefunded warrants exercisable to purchase 96,774,000 ordinary shares (represented by 48,387 ADSs) at an exercise price of $0.0001 per ordinary share (or $0.20 per ADS), and (ii) warrants exercisable to purchase 425,000,000 ordinary shares (represented by 212,500 ADSs) at exercise prices ranging from $0.0016 to $0.03 per ordinary share (or $17.00 to $60.00 per ADS).

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Illustration of Total Shareholder Return

The following graph compares the cumulative total shareholder return on Akari’s ADSs, each representing 2,000 ordinary shares, with that of the NASDAQ Biotech Index (^NBI) from the period that Akari’s ADSs were publicly traded on The Nasdaq Capital Market through 31 December 2023. Akari selected the NASDAQ Biotech Index because Akari’s ADSs trade on The NASDAQ Capital Market and Akari believes this indicates its relative performance against a group consisting of more similarly situated companies.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Chief Executive Total Remuneration History

The table below sets out total remuneration details for the Chief Executive Officer.

Period	Single total figure of remuneration ($)	Bonus ($)	Short-term incentive payout against maximum (1)	Option and restricted stock awards ($)	Option Awards against maximum (2)
2023 Rachelle Jacques	615,750	-	-	927,891 (13)	-
2022 Rachelle Jacques (3)	4,147,808	875,000 (3)		2,799,224 (4)
2022 Clive Richardson (5)	802,373	657,764 (5)	-	-	-
2021 Clive Richardson	612,047	206,826	-	-	-
2020 Clive Richardson	503,941	214,960	-	-	-
2019 Clive Richardson (6)	432,408	177,028	-	-	-
2018 (David Solomon) (7)	173,611	-	-	-	-
2017 (Gur Roshwalb and David Solomon) (7)	1,338,253	119,041 (9)	100% (10)	-	-
2016 (Gur Roshwalb)	581,250	187,500	125% (11)	-	-
2015 (Gur Roshwalb)	7,306,951	86,625	100% (12)	6,863,034	-
2014 (Gur Roshwalb)	410,564	-	-	60,564	-
2013 (Gur Roshwalb) (8)	576,389	-	-	173,396	-

(1)	All cash bonuses to Rachelle Jacques and Clive Richardson were awarded on a discretionary annual basis, except Ms. Jacques’s sign-on bonus.

(2)	All options were awarded on a discretionary basis.

(3)	Rachelle Jacques was appointed as Akari’s Chief Executive Officer on 28 March 2022. Ms. Jacques’s bonus includes a $650,000 sign-on bonus.

(4)	In addition to Ms. Jacques’s stock option awards granted during 2022, Ms. Jacques received a restricted stock award whose grant date fair value was $253,410.

(5)	Mr. Richardson resigned as Akari’s Chief Executive Officer and Chief Operating Officer in March 2022. Mr. Richardson received a termination payment of $657,746.

(6)	Clive Richardson was appointed Interim Chief Executive on 8 May 2018 and Chief Executive Officer on 18 July 2019.

(7)	Dr. Roshwalb resigned as Akari’s Chief Executive Officer on 29 May 2017 and David Solomon was appointed as Akari’s Chief Executive Officer on 28 August 2017 and resigned 8 May 2018.

(8)	Dr. Roshwalb was appointed as Akari’s Chief Executive Officer on 4 March 2013.

(9)	Includes a $50,000 signing bonus.

(10)	Bonus was awarded in 2017 but calculated from Dr. Solomon’s appointment on 28 August 2017.

(11)	Bonus was awarded in 2016 but calculated for a 15-month period from the date of the acquisition of Volution Immuno Pharmaceutical SA on 18 September 2015.

(12)	Bonus was awarded in 2015 but calculated for a 9-month period until the date of the acquisition of Volution Immuno Pharmaceutical SA on 18 September 2015.

(13)	In addition to Ms. Jacques’s stock option awards granted during 2023, Ms. Jacques received a restricted stock awards with a grant date fair value of $729,393 in the aggregate.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Directors’ Remuneration Compared to Other Employees

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2022 and the year ended 31 December 2023.

Change in Remuneration in year ended 31 December 2022 compared with remuneration in the year ended 31 December 2023
	Salary and/or Fees	Taxable Benefits	Annual Bonus
Executive Director
Ray Prudo, M.D.	-76%(1)	-	-100%
Rachelle Jacques	34%(2)	-	-100%
Non-Executive Director
James Hill, M.D.	-52%(3)	-	-
Stuart Ungar, M.D.	-52%(3)	-	-
David Byrne	-16%(3)	-	-
Donald Williams	15%(4)	-	-
Mohamed Wa’el Ahmed Hashad	-	-	-
Michael Grissinger	45%(5)	-	-
Samir Patel, M.D.	-	-	-
Other Employees	1%	-	-100%

(1) Dr. Prudo served as our executive chairman from 2015 September through 2022 December. Effective 1 January 2023, Dr. Prudo began serving as the Chairman of our board of directors with a renumeration package of $100,000 per annum, paid in equal monthly installments.

(2) Rachelle Jacques was appointed as Akari’s Chief Executive Officer on 28 March 2022. Accordingly, the increase is primarily due to renumeration during the year ended 31 December 2023 being for twelve months versus nine months for the year ended 31 December 2022.

(3) Served as a director until our 2023 annual general meeting on 30 June 2023. Accordingly, the decrease is primarily due to a partial year of service for the year ended 31 December 2023.

(4) Mr. Williams was appointed chairman of the compensation committee on 30 June 2023 which increased his annual retainer.

(5) Mr. Grissinger was appointed to the compensation and audit committees on 1 November 2022 and our as chairman of the nominating and governance committee on 30 June 2023 which increased his annual retainer.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Directors’ Remuneration Compared to Other Employees (continued)

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2021 and the year ended 31 December 2022.

	Change in Remuneration in year ended 31 December 2021 compared with remuneration in the year ended 31 December 2022
	Salary and/or Fees	Taxable Benefits	Annual Bonus
Executive Director
Ray Prudo, M.D.	0%	-	0%
Rachelle Jacques	(1)	(1)	(1)
Clive Richardson	-78% (2)	-3%	-100% (2)
Non-Executive Director
James Hill, M.D.	-	-	-
Stuart Ungar, M.D.	-	-	-
David Byrne	-	-	-
Donald Williams	-	-	-
Peter Feldschreiber	-	-	-
Michael Grissinger	-	-	-
Other Employees	2%	76%	-34%

(1) Rachelle Jacques was appointed as Akari’s Chief Executive Officer on 28 March 2022; there is no comparison.

(2) Mr. Richardson resigned as Akari’s Chief Executive Officer and Chief Operating Officer in March 2022. Mr. Richardson received three months of salary in 2022; he did not receive a 2022 bonus.

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2020 and the year ended 31 December 2021.

Change in Remuneration in year ended 31 December 2020 compared with remuneration in the year ended 31 December 2021
	Salary and/or Fees	Taxable Benefits	Annual Bonus
Executive Director
Ray Prudo, M.D.	0%	-	0%
Clive Richardson	4%	5%	-4%
Non-Executive Director
James Hill, M.D.	-	-	-
Stuart Ungar, M.D.	-	-	-
David Byrne	-	-	-
Donald Williams	-	-	-
Peter Feldschreiber	-	-	-
Michael Grissinger	-	-	-
Other Employees	11%	44%	25%

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Directors’ Remuneration Compared to Other Employees (continued)

The table below shows the percentage change in remuneration of each director and the parent company’s non-executive directors on a full-time equivalent basis between the year ended 31 December 2019 and the year ended 31 December 2020.

Change in Remuneration in year ended 31 December 2019 compared with remuneration in the year ended 31 December 2020
	Salary and/or Fees	Taxable Benefits	Annual Bonus
Executive Director
Ray Prudo, M.D.	3%	-	3%
Clive Richardson	17%	19%	21%
Non-Executive Director
James Hill, M.D.	-	-	-
Stuart Ungar, M.D.	-	-	-
David Byrne	-	-	-
Donald Williams	-	-	-
Peter Feldschreiber	-	-	-
Michael Grissinger	-	-	-
Other Employees	23%	-9%	8%

Relative Importance of Cash Position

The following table sets forth the cash amounts as at 31 December 2023 and 31 December 2022.

Period	31 December 2023 ($)	31 December 2022 ($)	Change (%)
Cash	3,845,000	13,250,000	(71%)

Implementation of remuneration policy for year ending 31 December 2023

Our director remuneration, comprised of annual cash retainers and equity grants, is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director remuneration and makes recommendations to the board with respect thereto.

The shareholders approved our Directors Remuneration Policy on June 30, 2023 to provide a framework for the Directors’ remuneration packages. In addition, the Company has a non-executive director remuneration policy, which was amended and restated on November 19, 2015, and was subsequently amended on June 29, 2016, January 26, 2017, January 23, 2018, January 8, 2019, and on January 9, 2020. On February 1, 2023, our board resolved that the annual cash retainers would be increased by 5%, as compared to 2022. As a result, our non-executive directors were compensated for service on our board of directors as follows in 2023:

☐	an annual retainer for service on the board of directors of $41,305;

☐	an annual retainer for service as a member of the compensation committee and nominating and governance committee of $5,570;

☐	an annual retainer for service as a member of the audit committee of $7,875;

☐	for the chairman of the compensation committee, and nominating and governance committee, an annual retainer of $11,139;

☐	for the chairperson of the audit committee, an annual retainer of $18,375;

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

The following table presents the increases in compensation (board fees and/or salaries) agreed for the upcoming fiscal year (with the agreed increases for the year ended 31 December 2023 presented as comparative information):

Director	31 December 2022	31 December 2023	Increase/ (Decrease) %(1)	31 December 2023	31 December 2024(2)	Increase/ (Decrease) %(3)
Executive Director
Ray Prudo, M.D. (4)	$412,000	$100,000	(76%)	$100,000	$100,000	0%
Clive Richardson(5)	$118,195	-	N/A	N/A	N/A	N/A
Rachelle Jacques(6)	$458,333	$615,750	34%	$615,750	$615,750	0%
Non-Executive Director
Michael Grissinger	$49,947	$60,350	21%	$60,350	$65,889	9%
Samir R. Patel, M.D(7)	-	$3,704	N/A	$3,704	$46,875(8)	1,166%
Mohamed Wa’el Ahmed Hashad	-	$28,684	N/A	$28,684	$57,055	99%
Donald Williams	$56,838	$65,280	15%	$65,280	$70,819	85%
James Hill	$61,502	$29,343	(52%)	$29,343	N/A	N/A
Stuart Ungar	$49,064	$23,645	(52%)	$23,645	N/A	N/A
David Byrne	$58,332	$49,170	(16%)	$49,170	N/A	N/A
Peter Feldschreiber	$24,974	-	N/A	N/A	N/A	N/A

(1)	On February 1, 2023, the Compensation Committee approved a 5% annual retainer increase for our non-executive directors, effective as of January 1, 2023. All directors are eligible to receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors, and our non-executive directors are also eligible to receive reimbursement, upon approval of the board of directors or a committee thereof, for reasonable out-of-pocket expenses incurred in connection with attendance at various conferences or meetings with our management.

(2)	All figures are estimates. Additional discretionary bonuses may be awarded in accordance with contractual entitlement and the remuneration policy.

(3)	There were no changes to annual retainers for our executive and non-executive directors in 2024. Changes represent the timing of appointment or termination of service on our board, or sub-committee thereof.

(4)	Dr. Prudo served as our executive chairman from September 2015 through December 2022. Effective January 1, 2023, Dr. Prudo began serving as the Chairman of our board of directors with a renumeration package of $100,000 per annum, paid in equal monthly installments.

(5)	Mr. Richardson resigned as Chief Executive Officer and Chief Operating Officer in March 2022. His annual base compensation of £382,306 was pro-rated during 2022.

(6)	Ms. Jacques was appointed as our Chief Executive Officer in March 2022. Her annual base compensation of $458,333 for this role was pro-rated during 2022. Ms. Jacques received an annual base salary of $615,750 until her departure, effective May 1, 2024.

(7)	All figures represent annual board and committee retainers. Dr. Patel was appointed as a non-executive director on 29 November 2023 and eligible for compensation in accordance with our non-executive director remuneration policy. Dr. Patel will also be compensated for his services as Interim President and Chief Executive Officer monthly in the form of restricted stock units (“RSUs”) with a fair market value of $50,000.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Compensation Committee Approach to Remuneration Matters

Our board of directors and compensation committee review compensation annually for our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our Company.

Our compensation committee is primarily responsible for determining the compensation for our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without members of management present.

In 2023, our compensation committee utilized the services of Amplify Strategy & Consulting LLC (“Amplify”), an independent compensation consultant. During 2023, Amplify did not provide material services to us other than the services to our compensation committee. Based on its evaluation, our compensation committee has determined that Amplify’s work has not raised any conflict of interests.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

PART II - DIRECTORS’ REMUNERATION POLICY

This section provides information about the Directors’ Remuneration Policy (the “Policy”) of Akari. The Policy was approved at the 2023 Annual General Meeting of Shareholders (“AGM”) and will remain in effect for a period of three years thereafter, unless changes to the Policy are required earlier and a new Policy is put to shareholder vote.

The Policy seeks to provide compensation packages which will attract, motivate, reward and retain an executive team with the right caliber of talent, experience, and skills to lead a successful future for Akari. Akari’s compensation framework is designed to provide a competitive package in comparison to companies of similar size, complexity, maturity profile and geographic presence. Elements of compensation packages which are subject to performance conditions as noted in the Policy may include key performance indicators (KPIs), both financial and non-financial, which are an important component of the information needed to explain a company’s progress towards its stated goals. Other elements which are not subject to performance measures are considered an important component of attracting and retaining UK resident employees, including Executive Directors.

The table below sets out the main elements of the Policy for its Executive Directors and seeks to explain how each element of the compensation package operates:

Policy Table – Executive Directors

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery Provisions
Base Salary	Support the recruitment and retention of Executive Officers

•      Base salary levels are set taking into account the role, responsibilities and individual’s experience in the position, performance of the individual and Akari. Market competitiveness within the Company’s peer benchmarks are utilized to “price” a job.

•      Base salaries are typically reviewed annually.

•      There is no prescribed maximum increase nor any requirement to increase salary at any time. The Company uses established salary ranges for annual merit increases

•      By exception, higher increases may be made to reflect individual circumstances. These may include significant changes in the job size or complexity and/or promotion.

• None, although overall performance of the individual is considered when setting and reviewing salaries. • No provisions for recovery or withholding of sums as this is not performance-related.
Pension and other retirement plans	Encourages and enables executives to build savings for their retirement	• Akari typically makes contributions to pension plans (or retirement savings plans) to match prevailing local market practices.	• Currently up to 10% of salary per annum.	• None. • No provisions for recovery or withholding of sums as this is not performance-related.
Other Benefits	Provide market competitive benefits in a cost-effective way

•      Provisions include medical insurance, life assurance, permanent health insurance, etc.

•      In exceptional circumstances, such as the relocation of an executive or for a new hire, additional benefits may be provided in the form of relocation allowance and benefits.

•      Other benefits may be offered if considered appropriate and reasonable by the Compensation Committee.

			• No prescribed maximum. The cost of benefits will vary from year to year in accordance with the cost of insuring such benefits.	• None. • No provisions for recovery or withholding of sums as this is not performance-related.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery Provisions
Bonus	To reward the delivery of annual targets as well as to recognise individual contributions towards our key strategic achievements

•      Any bonus is paid in cash typically within 60 days after the end of the financial year to which it relates.

•      Performance objectives and targets are either fixed contractually or set annually and actual payout levels are determined after the year end, based on performance against targets subject to overriding discretion of the Compensation Committee.

• The maximum annual bonus payable for any financial year is 100% of target bonus, although the Compensation Committee reserves the right to vary this amount in exceptional circumstances and based on assessment of Company and individual performance and goals achievement.

•      Where performance conditions are attached to a bonus payment, targets are either fixed contractually or selected by the Compensation Committee and set annually and can include key financial, operational and/or individual objectives.

•      All assessments of performance against target is made by the Compensation Committee in its sole discretion.

•      No provisions for recovery or withholding of sums as the performance measures are considered adequate.

Equity Incentive Plan (2014 Equity Incentive Plan & 2023 Equity Incentive Plan )	To motivate and reward long-term performance in alignment with the shareholder interests and value- creation

•      Awards may be made periodically to Executive Officers in the form of options or in shares including stock appreciation rights, phantom stock awards or restricted stock units.

•      Awards typically vest over two or four years and may be subject to incremental vesting.

•      There is no specific maximum set for annual equity awards.

•      When making awards, the Compensation Committee will take into account internal grant guidelines, which have been set in reference to local market norms.

•      Where performance conditions are attached to an award, these typically include key financial, operational and/or individual objectives subject to overall Compensation Committee discretion.

•      No provisions for recovery or withholding of sums as the performance measures are considered adequate.

CSOP (UK resident employees and directors only)		• Executives are eligible to participate in the all- employee CSOP Plan under the same conditions as all other employees.	• Grant value of £30,000 or local market rules as amended from time to time.	• None. • No provisions for recovery or withholding of sums as this is not performance-related.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

Policy Table – Non-Executive Directors

Akari’s non-executive compensation policy is administered by its Board of Directors (the “Board”) with the assistance of the Compensation Committee. The Compensation committee periodically reviews the non-executive director compensation policy and makes recommendations to the Board.

Non-Executive Directors typically receive an annual retainer paid in cash for their service (depending on their additional membership and chairman responsibilities) and an annual grant of stock options but do not participate in the bonus plan to which Executive Officers are eligible, nor do they typically receive any other performance related payment. There are no elements of the non-executive director compensation policy which are subject to performance conditions given the necessity to maintain directors’ independence and board effectiveness in corporate governance, and accordingly there are no provisions for recovery or withholding of sums.

The table below sets out some of the features of Akari’s current non-employee director compensation policy:

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics
Annual Cash Retainer Fee	Support the recruitment and retention of Non- Executive Directors

•      Each Non-Executive Director serving on the Board receives an annual cash retainer, with additional amounts payable for acting as a chairman or a member of various committees.

•      In addition, the Chairman receive an additional cash retainer.

•      Annual cash retainers are typically payable on a quarterly basis with the exception of the Executive Chairman who is paid monthly.

•      A Non-Executive Director may elect to receive annual cash payments in the form of fully- vested ordinary shares.

			• There is no prescribed maximum increase nor any requirement to increase salary at any time.	• None.
Share Options	Strengthens the alignment to shareholders’ interests through share ownership

•      Directors typically receive an annual grant of options in the form of market value options under the Company’s Equity Incentive Plan then in effect.

•      These awards typically vest in full on the date of the next AGM following the date of grant, subject to the Non-Executive Director’s continued service on the Board, have a term of 10 years from date of grant, and vesting accelerates in the case of a change of control.

			• Normal initial grant and annual grant of share options will be equal to 5,000,000 (or equivalent value of ADS) but the Committee reserves the discretion to review and amend this amount.	• None.

AKARI THERAPEUTICS, PLC

DIRECTORS’ REMUNERATION REPORT (continued)

FOR THE YEAR ENDED 31 DECEMBER 2023

The foregoing is qualified in its entirety by Akari’s current non-executive director compensation policy, as may be amended from time to time

Approach to Recruitment Compensation

Akari’s policy is to pay a fair remuneration package for the role being undertaken and the experience of the individual to be appointed. Akari expects remuneration packages for Executive Directors to include base salary, targeted level of annual cash incentive, initial and ongoing equity-based awards, standard benefits and special provisions tailored to the recruiting situation, such as: sign-on bonus, reasonable relocation support and make-whole awards for remuneration forfeited from a prior employer (whether on account of cash bonuses, share awards, pension benefits or other forfeited items). The Compensation Committee retains the discretion to provide additional cash, share based payment, benefits and other remuneration where necessary or useful to recruit new Executive Directors or to secure the ongoing service of existing Executive Directors. The remuneration package for any new non-Executive Director will be set in accordance with the terms of Akari’s nonemployee director compensation policy then in effect. Akari expects remuneration packages for non-Executive Directors to include an annual retainer paid in cash for their service (depending on their additional membership and chairman responsibilities) and an annual grant of stock options. Non-Executive Directors do not participate in the bonus plan to which Executive Officers are eligible, nor do they typically receive any other performance related payment.

Director’s Service Contracts

Akari’s board of directors is divided into three classes for purposes of election (Class A Directors, who serve a one year term before being subject to re-election at Akari’s annual general meeting; Class B Directors, who serve a two year term before being subject to re-election at the annual general meeting; and Class C Directors who serve a three year term before being subject to re-election at the annual general meeting, provided also that in any two year period, a majority of the board must stand for re-election).

It is the Company’s policy that executive Directors should have contracts with an indefinite term. Directors’ notice periods are set by the compensation committee, having regard to the need to attract and retain talent, ensure an orderly succession and enable the company to manage its personnel while avoiding excessive costs. Service contracts are available for inspection at Akari’s registered office or 75/76 Wimpole Street London W1G 9RT.

Policy on Payments for Loss of Office

Akari’s approach to payments to Executive Directors in the event of termination is to take account of the individual circumstances including the reason for termination, individual performance, contractual obligations and the terms of any option award.

Generally, Akari employment arrangements for Executive Directors include a notice provision and continuing payment obligations as per the individual Executive Director service contracts following termination by Akari of an Executive Director without cause or termination by the Executive Director for good reason or change of control. Payment obligations, if any, include base salary, benefits, and all or some portion of target annual cash remuneration. Akari may offer payment in lieu of notice if it is considered to be in the best interests of Akari.

Treatment of unvested outstanding equity awards will be determined according to the specific nature of termination, individual contracts, and plan rules.

The Compensation Committee reserves the right to make payments it considers reasonable under a compromise or settlement agreement, including payment or reimbursement of reasonable legal and professional fees, and any payment or compensation (in whatever form) in respect of statutory rights under employment law in the US, UK or other jurisdictions. Payment or reimbursement (in whatever forms) of reasonable outplacement fees may also be provided.

Other Relevant Information Considered

As appropriate, the Compensation Committee considers the pay and conditions of the broader employee workforce, as well as the Consumer Price Index and Retail Price Index, when making compensation related decisions for the directors. The Compensation Committee does not consult employees, other than Executive Directors, when drafting the Policy.

The Compensation Committee also considers shareholder feedback, so far as it relates to compensation, when reviewing the appropriateness of the Policy. In addition, the Compensation Committee considers potential conflicts of interest and directors do not have sole discretion over their own remuneration.

This report was approved by the Board on 3 June 2024 and signed on its behalf.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 1.1 14475 AKARI THERAPEUTICS, PLC Proxy for the Annual General Meeting of Shareholders on June 27, 2024 2:00 PM BST (9:00 AM EST) (Continued and to be signed on the reverse side) Electronic Shareholder Communications Please join the growing number of shareholders who receive emails instead of hard copy shareholder communications. Register online at https://equiniti.com/us/ast-access or supply your email address below or on the reverse side. ADD YOUR EMAIL ADDRESS ONLINE Add your email address to your online account at AST for 24/7 access to your account and enroll in eConsent to receive future materials electronically. Update your account today: For first time users setting up an account, follow the instructions outlined below: • Go to https://equiniti.com/us/ast-access and click on the words “REGISTER – FIRST TIME USERS CLICK HERE” under the Shareholder Central heading button • Follow the instructions provided to set up your account which will include providing your e-mail address • Once your account has been set up, select the tool bar “Communications” at the top right side of the page • Here you need to select “Receive Company Mailings via E-Mail” • Next, click on the “Submit” button and any future proxy materials will be sent to you electronically should they be available For existing users updating your account, do the following: • Go to https://equiniti.com/us/ast-access and click on “LOGIN” button under the Shareholder Central heading • Once you access your account, select the tool bar “Communications” at the top right side of the page • Here you need to select “Receive Company Mailings via E-Mail” • Next, click on the “Submit” button and any future proxy materials will be sent to you electronically should they be available Alternatively you can provide us with your email address in the below section entitled “ELECTRONIC SHAREHOLDER COMMUNICATIONS” to receive future materials electronically when available.

1. To receive the report of the Board of Directors and the accounts for the year ended December 31, 2023, together with the report of the statutory auditor and the strategic report. 2. To approve the Board of Directors’ Remuneration Report (excluding the Board of Directors’ Remuneration Policy), as set out in the Company’s annual report and accounts for the financial year ended December 31, 2023. 3. To re-elect Donald Williams as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Company’s articles of association (the “Articles”). 4. To re-elect Michael Grissinger as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles. 5 To re-elect Mohamed Wa’El Ahmed Hashad as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles. 6. To re-elect Samir Patel as a director of Akari, as a Class A Director as stated in Article 18.2.1 of the Articles. 7. To re-elect Raymond Prudo-Chlebosz, M.D. as a director of Akari, as a Class C Director as stated in Article 18.2.3 of the Articles. 8. To ratify the appointment of BDO USA, P.C. as independent registered public account-ing firm of Akari for the year ending December 31, 2024. 9. To ratify the appointment of Haysmacintyre LLP as statutory auditors of Akari to hold office until the conclusion of the next annual general meeting at which accounts are laid before Akari shareholders. 10. To authorize the audit committee of the Board of Directors of Akari to fix the statutory auditors’ remuneration. 11. To approve, on a non-binding, advisory basis, the compensation of our named exec- utive officers ("NEOs") as disclosed in the Proxy Statement. 12. To indicate, on a non-binding, advisory basis, the preferred frequency of future shareholder advisory votes on the compensation of Akari’s NEOs. FOR AGAINST ABSTAIN THE AKARI BOARD OF DIRECTORS RECOMMENDS THAT AKARI SHAREHOLDERS VOTE “FOR” RESOLUTIONS 1-11 AND "ONE YEAR" FOR RESOLUTION 12. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 062724 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF AKARI THERAPEUTICS, PLC June 27, 2024 2:00 PM BST (9:00 AM EST) Please vote, sign, date and mail your proxy card in the envelope provided so that your vote is received on or before June 17, 2024 at 1:00 p.m. EST ADD YOUR EMAIL ADDRESS ONLINE Add your email address to your online account at AST for 24/7 access to your account and enroll in eConsent to receive future materials electronically. Update your account today at: https://equiniti.com/us/ast-access (see reverse side for instructions) or provide us with your email address in the section entitled “ELECTRONIC SHAREHOLDER COMMUNICATIONS” at the bottom right side of this card or on the reverse side to receive future materials electronically when available. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account or to add the email, please check the box at right. Please indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Ordinary Resolutions FOR AGAINST ABSTAIN Electronic Shareholder Communications Please join the growing number of shareholders who receive emails instead of hard copy shareholder communications. Register online at https://equiniti.com/us/ast-access or supply your email address below or on the reverse side. 1 YEAR 2 YEARS 3 YEARS ABSTAIN This proxy is being solicited on behalf of the Board of Directors